Exhibit 2.1

DATED NOVEMBER 5, 2015

SHARE PURCHASE AGREEMENT

AMONGST

VIRTUSA CONSULTING SERVICES PRIVATE LIMITED

AND

THE PROMOTER SELLERS SET OUT IN PART A OF SCHEDULE I

AND

THE INVESTOR SELLER SET OUT IN PART A OF SCHEDULE II

AND

OTHER SELLERS SET OUT IN PART B OF SCHEDULE II

AND

THE COMPANY

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	6

2.	TRANSFER OF SALE SHARES AND PURCHASE CONSIDERATION	18

3.	EXECUTION DELIVERIES	20

4.	OPEN OFFER ESCROW ARRANGEMENT	22

5.	COMPANY’S AND SELLERS’ UNDERTAKINGS	22

6.	ACQUIRER’S UNDERTAKINGS	26

7.	CONDITIONS PRECEDENT	27

8.	CLOSING	33

9.	DECLASSIFACTION AS PROMOTERS	36

10.	REPRESENTATIONS OF THE SELLERS	36

11.	REPRESENTATIONS OF THE ACQUIRER	38

12.	INDEMNITIES	38

13.	TERMINATION	43

14.	RESTRICTIVE COVENANTS	43

15.	MISCELLANEOUS	44

16.	GOVERNING LAW AND DISPUTE RESOLUTION	49

SCHEDULE I		73

SCHEDULE II		74

SCHEDULE III		75

SCHEDULE IV		76

SCHEDULE V		95

SCHEDULE VI		98

SCHEDULE VII		99

SCHEDULE VIII		100

SCHEDULE IX		101

SCHEDULE X		102

DISCLOSURE LETTER	103

ANNEXURE II	104

ANNEXURE III	105

ANNEXURE IV	106

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is executed on this 5th day of November, 2015 (“Execution Date”) by and amongst:

1.                                      VIRTUSA CONSULTING SERVICES PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, bearing corporate identification number U93000TG2008FTC057988 and having its registered office at Survey No. 115/Part, Plot No.10, Nanakramguda Village, Serilingampally 500 008, Telangana, India (hereinafter referred to as the “Acquirer” which expression shall unless repugnant to the context or meaning thereof include its successors, permitted assigns) of the FIRST PART;

2.                                      PROMOTERS SET OUT IN PART A OF SCHEDULE I (hereinafter referred to as “Promoter Sellers”, which expression shall unless repugnant to the context or meaning thereof include their heirs and successors in interest) of the SECOND PART;

3.                                      THE INVESTOR SET OUT IN PART A OF SCHEDULE II (hereinafter referred to as the “Investor Seller”, which expression shall unless repugnant to the context or meaning thereof include its successors in interest) of the THIRD PART;

4.                                      OTHER INVESTORS SET OUT IN PART B OF SCHEDULE II (hereinafter referred to as “Other Sellers”, which expression shall unless repugnant to the context or meaning thereof include their successors in interest) of the FOURTH PART;

AND

5.                                      POLARIS CONSULTING & SERVICES LTD, a company incorporated under the Companies Act, 1956, bearing corporate identification number L65993TN1993PLC024142 and having its registered office at Polaris House, 244 Anna Salai, Chennai 600006 (hereinafter referred to as “Company”, which expression shall unless repugnant to the context or meaning thereof include its successors and permitted assigns) of the FIFTH PART.

Each of the Promoter Sellers, Investor Seller and Other Sellers is hereinafter referred to individually as a “Seller” and collectively, as the “Sellers”.

Each of the Acquirer, the Sellers and the Company is hereinafter referred to individually as a “Party” and collectively, as the “Parties”.

WHEREAS

A.                                    The Promoter Sellers are the sole legal and beneficial owners of 28,985,760 Equity Shares constituting, as on Execution Date, 28.19% of the paid up share capital on a fully diluted basis of the Company. The Investor Seller is the sole legal and beneficial owner of 17,458,692 Equity Shares constituting, as on Execution Date, 16.98% of the paid up share capital on a fully diluted basis of the Company. The Other Sellers are the sole legal and beneficial owners of

6,688,675 Equity Shares constituting, as on Execution Date, 6.5% of the paid up share capital on a fully diluted basis of the Company.

B.                                    The Company is listed on the National Stock Exchange of India Limited (“NSE”) the BSE Limited (“BSE”) and the Metropolitan Stock Exchange of India Limited (“MSEI”). The authorized share capital of the Company, as on the Execution Date, is INR 650,000,000 (Rupees six hundred and fifty million) divided into 120,000,000 (One hundred and twenty million) Equity Shares of INR 5 each; and 10,000,000 (Ten million) preference shares of INR 5 each. The paid up share capital of the Company, as on the Execution Date, is INR 501,240,620 (Rupees five hundred and one million two hundred and forty thousand six hundred and twenty) divided into 100,248,124 (One hundred million two hundred and forty eight thousand one hundred and twenty four) Equity Shares of INR 5 each.

C.                                    The Acquirer is desirous of acquiring control of the Company by purchasing a majority stake of the Company pursuant to this Agreement. Towards this intent, (i) the Acquirer is seeking and Promoter Sellers are willing to transfer 28,985,760 Equity Shares constituting as on Execution Date, 28.91% of the paid up share capital of the Company, (ii) the Acquirer is seeking and the Investor Seller is willing to transfer 17,458,692 Equity Shares constituting as on Execution Date, 17.42% of the paid up share capital of the Company, and (iii) the Acquirer is seeking and Other Sellers are willing to transfer 6,688,675 Equity Shares constituting as on Execution Date, 6.67% of the paid up share capital of the Company. The Acquirer is willing to purchase in the aggregate, from the Promoter Sellers, the Investor Seller and the Other Sellers, 53,133,127 Equity Shares constituting, as on Execution Date, 53% of the Company, in terms of this Agreement (“Transaction”) in accordance with Applicable Law at the completion of which at the Closing Acquirer will have Control of the Company.

D.                                    The proposed Transaction would require the Acquirer to launch an open offer for Equity Shares constituting at least 26% (Twenty Six Per Cent) of the paid up share capital of the Company (“Offer Size”), held by the public shareholders of the Company in accordance with the terms of the SEBI Takeover Regulations (as defined hereinafter) (the “Open Offer”).

E.                                     The Promoter Sellers and the Company also represent and covenant that all necessary third party consents, waivers and approvals, (i) with respect to JP Morgan Chase Bank and Citigroup North America Inc., as customers of the Company and (ii) with respect to any pre-emption rights, first refusal rights, tag along rights etc. as under the Articles of Association of the Company, or any other contractual arrangement entered into by the Sellers (collectively, “Third Party Consents”), which are required under the terms of various contractual arrangements entered into by the Company and/or the Sellers from time to time, have been obtained and, where applicable, irrevocably waived, and certified true copies of such consents, waivers and approvals have been provided to the Acquirer on the Execution Date.

F.                                      The Sellers and the Company acknowledge and agree that delivery of the Third Party Consents described in Recital E are a material inducement to Acquirer’s execution of this Agreement.

THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                           DEFINITIONS AND INTERPRETATION

1.1.                                 Definitions

Unless the context otherwise requires or unless otherwise defined or provided for herein, the capitalized terms used in this Agreement shall have the following meanings:

“Accounts” shall mean the audited balance sheet of the Company for the Financial Years ended March 31 2013, March 31 2014 and March 31 2015 and the audited statement of profit and loss of the Company for the Financial Years ended March 31 2013, March 31 2014 and March 31 2015 and the audited statement of cash flow of the Company for the Financial Years ended March 31 2013, March 31 2014 and March 31 2015, the annual report of the Company for the Financial Years ended March 31 2013, March 31 2014 and March 31 2015, the unaudited statement of profit and loss of the Company for the period ended September 30 2015 as disclosed by the Company to the Relevant Exchanges pursuant to clause 41 of the listing agreement, as applicable;

“Accounts Date” shall mean March 31, 2015;

“Acquirer’s Conditions Precedent” shall have the meaning set out at Clause 7.1 (i);

“Acquisition Consideration” shall mean Rs. 220.73 per share, amounting to an aggregate of (i) INR 6,398,026,805 to be paid by the Acquirer to the Promoter Sellers for the purchase of the Promoter Sale Shares; (ii) INR 3,853,657,085 to be paid by the Acquirer to the Investor Seller for the purchase of the Investor Sale Shares; and (iii) INR 1,476,391,233 to be paid by the Acquirer to the Other Sellers for the purchase of the Other Sale Shares;

“Acquirer’s CP Satisfaction Certificate” shall have the meaning set forth in Clause 7.1(ii);

“Acquirer Demat Account” shall mean the dematerialised account of the Acquirer maintained by Karvy Stock Broking Limited wherein the Sale Shares of the Sellers would be transferred in accordance with the terms of this Agreement, the details of which are in the letter attached under Annexure IV hereto;

“Acquirer Indemnified Persons” shall have the meaning as set out in Clause 12.1;

“Acquirer Representations” shall have the meaning as set out in Clause 11.1;

“Affiliate” shall mean (i) in relation to any individual, a Relative of such individual; and (ii) in relation to any Person (other than an individual), any entity Controlled, directly or indirectly, by that Person, any entity that Controls, directly or indirectly, that Person, any entity under common Control with that Person, or any entity where 26% (Twenty Six Per Cent) or more of the voting securities of such entity are directly or indirectly, legally or beneficially, owned by such Person. For the purpose of this definition a holding company or Subsidiary of any entity shall be deemed to be an Affiliate of that entity;

“Agreed Form” shall mean in relation to any document, the form of that document which has been agreed upon by each of the Acquirer, the Promoter Sellers and the Investor Seller, and initialed by or on their behalf as being so agreed;

“Agreement” shall mean this Agreement, together with the schedules, annexures attached hereto, as may be amended or modified from time to time in accordance with its terms;

“Applicable Law” shall mean all applicable provisions of all, (a) the constitution, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances, bye-laws or orders of any Governmental Agency and rules and regulations of the Relevant Exchanges, (b) approvals of any Governmental Agency and (c) orders, decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Agency;

“Assets” shall mean any assets or properties of every kind, nature, character, and description (whether immovable, movable, tangible, intangible, absolute, accrued, fixed or otherwise) as now operated, hired, rented, owned or leased by a Person (as defined below), including cash, cash equivalents, receivables, real estate, furniture, fixtures, insurance and Intellectual Property (including in the case of the Company, the Polaris Brand);

“BSE” shall have the meaning set out in Recital B;

“Board” shall mean the board of directors of the Company;

“Business” shall mean the business of the Company as conducted on the Execution Date and excluding:

(i)                                   all of the business that stands transferred by virtue of the scheme of arrangement and demerger entered into with Intellect Design Arena Limited as approved by the High Court of Judicature at Chennai with effect from April 1 2014;

(ii)                                Investments completed by Promoter Sellers or their Affiliates, as of the Execution Date as set out in SCHEDULE VIII;

(iii)                             Taking up entitlements in a rights / bonus issue in which the Promoter Seller had made an investment as of the date of this Agreement;

“Business Representations” shall have the meaning as set out in Clause 10.4;

“Business Day” shall mean a day when banks are open and working in their regular course of business in Chennai, Tamil Nadu, in Mumbai, Maharashtra, and in Hyderabad, Telangana, except public holidays, Sundays and the second and fourth Saturdays of each month;

“CCI” means Competition Commission of India;

“CCI Filings” shall have the meaning as set forth in Clause 7.3;

“Claim” means a claim whether for breach of contract, tort, misrepresentation or otherwise arising out of or in connection with the Representations provided under this Agreement;

“Claim Notification” shall have the meaning as set out in Clause 12.5;

“Closing” shall mean the completion of the sale and purchase of the Sale Shares in terms of this Agreement;

“Closing Date” shall have the meaning set out in Clause 8.1;

“Combination Regulations” means the Competition Commission of India (Procedure for Transaction of Business Relating to Combinations) Regulations, 2011;

“Company” shall have the meaning set out in Recital A;

“Competitor” or “Competing Business” means:

(a)                                 any entity engaged on its own or through its Affiliates in a business or having more than 10% interest in a business which is identical or similar to the Business, or which can be reasonably said to be in competition with the Business; and, either

(b)                                 such entity engaged on its own or through its Affiliate receives more than 10% of its revenue from carrying on such business which is identical or similar to the Business or which can be reasonably said to be in competition with the Business; or

(c)                                  any business unit, division or subsidiary of such entity or its Affiliates derives more than 10% of its revenue from carrying on such business which is identical or similar to the Business or which can be reasonably said to be in competition with the Business;

“Competition Act” means the (Indian) Competition Act, 2002;

“Control” together with its grammatical variations when used with respect to any Person, shall mean (a) the right to appoint the majority of directors, or (b) to control the management and policy decisions exercisable by a Person, or (c) to direct the management and policies of such Person, in each case, directly or indirectly, whether individually or jointly with other persons, through the ownership of the vote carrying securities, by contract or otherwise;

“DOJ” shall mean the United States Department of Justice;

“Damages” shall mean:

(i)                           any and all monetary damages, fines, fees, penalties as applicable under the Applicable Laws, (including without limitation any liability imposed under any award, writ, order, judgment, decree or direction passed or made by any Person);

(ii)                        subject to Applicable Laws, any exemplary or extra contractual damages payable or paid to any third party in respect of any contract or to the extent reasonably foreseeable; and

(iii)                     amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, default, or assessment;

“Designated Bank Accounts” shall mean the bank accounts maintained by each of the Sellers, into which the Acquirer shall remit the Acquisition Consideration in accordance with the terms hereof, the details of which are set out in SCHEDULE V;

“De Minimis Claim Threshold” shall have the meaning set out in Clause 12.4(i);

“Director” shall mean a director on the Board;

“Disclosure Letter” shall mean the disclosure letter provided by the Company or the Promoter Sellers to the Acquirer pursuant to this Agreement on the Execution Date, in the format annexed hereto in ANNEXURE I; provided that the Disclosure Letter may be amended up to the Closing Date (with any such amendments pertaining only to events which have occurred between Execution Date and Closing Date, and such amendments being acceptable to the Acquirer in its sole discretion), and upon such amendment, the term “Disclosure Letter” shall refer to the amended disclosure letter; provided further that all filings and information in the public domain of the stock exchanges and Securities and Exchange Board of India as at the Execution Date that are specifically referenced in the Disclosure Letter shall be deemed to constitute disclosures in the Disclosure Letter and shall be deemed to be incorporated by reference in the Disclosure Letter;

“Dispute” shall have the meaning set out in Clause 16.2;

“Encumbrance” shall mean (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, deed of trust, security interest or other encumbrance or interest of any kind securing, or conferring any priority of payment in respect of any obligation of any Person; (ii) any voting agreement, proxy, option, right of first offer, refusal or Transfer restriction in favour of any Person; (iii) any adverse claim as to title, possession or use and (iv) any non-disposal undertaking entered into by any of the Sellers in relation to any of the Sale Shares;

“Equity Share” shall mean a fully paid up equity share of the Company, with 1 (one) vote per equity share, having a face value of INR 5;

“Escrow Agent” shall have the meaning set out in Clause 4.1;

“Excess BPO Costs” means all costs and expenses incurred by the Company in connection with the BPO Transfer other than up to USD 600,000 infusion of working capital from the Company;

“Execution Date” shall mean the date of the execution of this Agreement;

“Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the financing in connection with the Transactions, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective affiliates and their respective affiliates’ officers, directors, employees, partners, trustees, stockholders, controlling persons, agents and representatives and their respective successors and assigns;

“Fundamental Representations” shall mean (i) the Promoter Seller Representations contained in Sections 1, 4 and 5 of Part A of Schedule IV and (ii) the Business Representations contained in Sections 1 and 2 of Part D of Schedule IV;

“FTC” shall mean the Federal Trade Commission established under the Federal Trade Commission Act, 1914;

“Financial Year” shall mean the financial year of the Company, which begins on April 1st of a calendar year and ends on March 31st of the next calendar year;

“Governmental Agency” shall mean the Government of India and any other governments applicable to any of the Parties, or any federal jurisdiction, province, state, county or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in India and any other jurisdiction, including any government authority, agency, department, board, commission or instrumentality and any court, tribunal or arbitrator and any securities exchange or body or authority regulating such securities exchange in India or outside India (including Nasdaq), as applicable;

“Indemnifying Person” shall mean any Person who is obligated to indemnify an Acquirer Indemnified Person pursuant to Clause 12;

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated with any or all of the following:

(i)                                   all local, foreign and international patents and patent rights (including all patents, patent applications, provisional patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures);

(ii)                                all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, internet domain names, logos and slogans;

(iii)                             all copyrights and copyright rights (including all common law rights, and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor);

(iv)                            all sui generis database rights, ideas, inventions (whether patentable or not), invention disclosures, improvements, technology know-how, show-how, trade secrets, formulas, formulations, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information and documentation relating to any of the foregoing;

(v)                               all mask works, mask work registrations and applications therefor; and

(vi)                            all industrial designs and any registrations and applications therefor throughout the world;

“Investor Sale Shares” shall mean 17,458,692 Equity Shares constituting, as on the Execution Date, 17.42% of the paid up share capital of the Company, to be transferred by the Investor Seller to the Acquirer, in accordance with the terms of this Agreement;

“Investor Seller Release Instructions” shall mean the duly executed release instructions executed by the Investor Seller, in Agreed Form, and issued to the Investor Seller Depository Participant for the transfer of the Investor Sale Shares to the Acquirer’s Demat Account;

“Investor Seller Representations” shall have the meaning as set out in Clause 2;

“Loss/(es)” shall mean any direct and actual losses, including any Damages, incurred by the Indemnified Persons including any liabilities, damages, reasonable costs and expenses incurred in relation to any such Loss or Damage (including but not limited to legal fees and expenses), and also including any indirect, consequential losses and/or remote losses, loss of profits paid or payable to any third party, whether or not foreseeable as a result of, or arising from, or in connection any claim or breach under this Agreement;

“Material Adverse Effect” shall mean any change, event, development, change, state of facts, condition, circumstance, occurrence or effect (including but not limited to change in Applicable Law) that is or would have (or could reasonably be expected to have) (i) a material adverse financial impact to the business, operations, Assets, condition (financial or otherwise), or operating results of the Company, or (ii) a material adverse impact on the ability of the Parties to consummate the Transactions contemplated herein;

“Material Contracts” shall mean any agreement or arrangement to which the Company or any of its subsidiaries is a party, or is bound by, which is of material importance to the Business of the Company and/or its subsidiaries, or any contract with any customer, supplier or vendor involving payments to or by the Company and/or the subsidiaries in excess of USD 200,000 (USD Two Hundred Thousand) annually;

“Merchant Banker” shall mean JP Morgan India Private Limited, who has been appointed as manager to the Open Offer in accordance with Regulation 12 of the Takeover Regulations;

“MSEI” shall have the meaning set out in Recital B;

“NSE” shall have the meaning set out in Recital B;

“Open Offer” shall have the meaning set out in Recital D;

“Open Offer Consideration” shall mean the aggregate consideration payable by the Acquirer for the purposes of completing the Open Offer and acquiring at least 26% (Twenty Six Per Cent) of the paid up share capital of the Company from the public shareholders of the Company, in accordance with the SEBI Takeover Regulations;

“Open Offer Documents” shall mean the documents required to be published consequent to the Open Offer in accordance with the SEBI Takeover Regulations, including the public announcement, detailed public statement, the draft letter of offer, the letter of offer, pre-offer opening public announcement, the post offer public announcement, the Merchant Banker’s report required to be submitted under Regulation 27(7) of the SEBI Takeover Regulations, any corrigenda thereto and any other ancillary documents entered into or required to be entered into, or published or required to be published, by the Parties, the Company, or the Merchant Banker in connection with the Open Offer;

“Open Offer Escrow Account” shall mean the escrow account opened by the Acquirer towards security for performance of its obligations in terms of Regulation 17 of the SEBI Takeover Regulations;

“Open Offer Shares” shall mean the Equity Shares acquired by the Acquirer through the Open Offer, upon the closure of the Open Offer, from the public shareholders of the Company;

“Optimus” shall mean Optimus Global Services Limited, a Subsidiary of the Company, registered as a limited company under the Companies Act 1956 having its registered office at 244, Carex Centre, Anna Salai, Chennai 600 006, Tamil Nadu, India;

“Other Sale Shares” shall mean 6,688,675 Equity Shares constituting, as on the Execution Date, 6.67% of the paid up share capital of the Company, to be transferred by the Other Sellers to the Acquirer, in accordance with the terms of this Agreement;

“Other Seller Release Instructions” shall mean the duly executed release instructions executed by the Other Sellers, in Agreed Form, and issued to the Other Seller Depository Participant for the transfer of the Other Sale Shares to the Acquirer’s Demat Account;

“Other Seller Representations” shall have the meaning as set out in Clause 10.3;

“Person” shall mean any individual, joint venture, company, corporation, partnership (whether limited or unlimited), proprietorship, trust or other enterprise, Hindu undivided family, union, association, government (central, state or otherwise), or any agency, department, authority or political subdivision thereof, and shall include their respective successors and in case of an individual shall include his/her legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees for the time being;

“Polaris Brand” shall mean the right to own, distribute, exploit and use, the several trademarks in the name and style “Polaris” registered in the name of the Company with the relevant Governmental Agencies including but not limited to the Registry of Trademarks, India, as the Company possesses as on each of the Execution Date and the Closing Date;

For clarification,

i.                The Promoter Seller shall have the right to enjoy the Polaris Brand and such right shall continue to remain unaffected with respect to Polaris Foundation and Polaris Banyan Holding Private Limited, with respect to the continuation of their existing businesses and activities;

provided such existing businesses and activities do not constitute a Competing Business;

ii.             ii. Other than the entity listed in (i) above per the terms herein, all other entities in which the Promoter Seller (or his Affiliates) have an economic interest, including without limitation, Intellect Design Arena Limited, Maverick Systems Limited and Adrenalin eSystems Limited  (and any successors in interest thereto), shall cease to use the “Polaris” name on the Closing Date and shall cease to be called Polaris Group companies on such Closing date, however there shall be no bar on these entities to cite their Polaris heritage on a historical basis after Closing; and

iii.          The right to enjoy the Polaris Brand upon the written consent of Acquirer, such consent not to be unreasonably withheld if Acquirer determines in its sole discretion that the requested use of the Polaris Brand is not a Competing Business or otherwise related to information technology or information technology enabled services.

“Promoter Sale Shares” shall mean 28,985,760 Equity Shares constituting, as on the Execution Date, 28.91% of the paid up share capital of the Company, to be transferred by the Promoter Sellers to the Acquirer, in accordance with the terms of this Agreement;

“Promoter Seller Indemnifying Persons” shall mean Mr. Arun Jain and Polaris Banyan Holding Private Limited (formerly known as Polaris Holdings Private Limited) which is under a scheme of amalgamation with Aaum Holdings (India) Private Limited before the Honourable Madras High Court, vide C.P. No. 399/ 2015 and C.P. No. 400/ 2015, having been sanctioned vide its order and its successors and assigns, who in accordance with Clause 12 are required to indemnify the Acquirer Indemnified Persons;

“Promoter Seller Release Instructions” shall mean the duly executed release instructions executed by the Promoter Sellers, in Agreed Form, and issued to the Promoter Seller Depository Participant for the transfer of the Promoter Sale Shares to the Acquirer’s Demat Account;

“Promoter Seller Representations” shall have the meaning as set out in Clause 10.1;

“RBI” shall mean the Reserve Bank of India;

“Regulatory Approvals” shall mean all statutory approvals required for the consummation of the sale and purchase of the Sale Shares and the Open Offer Shares in accordance with the terms and conditions of this Agreement and Applicable Law including but not limited to approvals from or as directed by the SEBI, CCI, FTC, DOJ (or any appellate authority having appropriate jurisdiction);

“INR/ Rs.” shall mean Indian Rupees, the lawful currency of the Republic of India;

“Relevant Exchanges” shall mean the NSE, the BSE and/or MSEI;

“Representations” shall mean collectively, the Seller Representations and the Business Representations;

“Representatives” shall mean, with respect to any Seller, such Seller’s directors (to the extent applicable), officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, financial advisors and investment bankers), and any entity under the Control of such Seller;

“Sale Shares” shall mean the collectively, the Promoter Sale Shares, the Investor Sale Shares and the Other Sale Shares, and the term “Sale Share” shall mean any of the Promoter Sale Shares, Investor Sale Shares or the Other Sale Shares, as the context may require;

“SEBI” shall mean the Securities and Exchange Board of India;

“SEBI Takeover Regulations” shall mean the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011;

“SEBI Insider Trading Regulations” shall mean the Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015;

“Seller Representations” shall mean collectively, the Promoter Seller Representations, the Investor Seller Representations and the Other Seller Representations;

“Sellers’ Condition Precedent” shall have the meaning as set out in Clause 7.2;

“Sellers’ CP Satisfaction Certificate” shall have the meaning as set out in Clause 7.2;

“Standstill Period” shall mean the period commencing on the Execution Date and ending on the earliest of: (a) the Closing Date, (b) the Long Stop Date, and (c) the date of termination of this Agreement, in accordance with its terms;

“Subsidiary” or “Subsidiaries” shall mean a subsidiary or subsidiaries, and all step down subsidiaries, of the Company;

“Supporting Documents” shall mean the following documents required to be enclosed along with Form FC-TRS:

(i)                                     In respect of the Promoter Sellers who are classified as “person resident outside India” under the Foreign Exchange Management Act, 1999, letters duly signed by the Promoter Sellers consenting to the sale and purchase of the Promoter Sale Shares;

(ii)                                In respect of the Other Sellers who are classified as “person resident outside India” under the Foreign Exchange Management Act, 1999, letters duly signed by the Other Sellers consenting to the sale and purchase of the Other Sale Shares;

(iii)                             In respect of the Company, in relation to the sale of the Sale Shares of such Sellers who are classified as “person resident outside India” under the Foreign Exchange Management Act, 1999:

(a)                                 The shareholding pattern of the Company immediately after the sale of the Sale Shares on the Closing Date; and

(b)                                 A fair valuation certificate from a chartered accountant indicating the fair value of the shares ;

(iv)                              In respect of the Acquirer:

(a)                                 A letter duly signed by the Acquirer consenting to the sale and purchase of the Sale Shares;

(b)                                 An undertaking from the Acquirer certifying that it is eligible to purchase Sale Shares, under Applicable Laws;

(c)                                  Any other documents or annexures to the Form FC-TRS as may be requested by any of the authorized dealer banks of any of the Sellers;

“Tax” or “Taxes” shall include without limitation all taxes, such as income tax, fringe benefit tax, sales tax, customs duty, property tax, excise, service, value added or transfer taxes and shall include any interest, fines, and penalties related thereto;

“Third Party” shall mean any Person who is not (a) party to this Agreement, or (b) an Affiliate of any Person who is party to this Agreement;

“Third Party Claim” shall have the meaning as set out in Clause 12.6(i);

“Transaction” shall have the meaning ascribed to the term in Recital C;

“Transaction Documents” shall mean (i) this Agreement, any amendments thereto made in accordance with their terms, and any other ancillary documents entered into or required to be entered into, by the Parties or the Company and designated in writing as the Transaction Documents jointly by the Acquirer, the Investor Seller and the Promoter Sellers, and (ii) the Open Offer Documents;

“Transaction Expenses” shall mean all fees and expenses accrued, incurred or paid by the Company or any Seller in connection with the Transaction, including all legal, accounting, investment banking (including amounts paid or payable to the Persons set forth on SCHEDULE X), tax and financial advisory and all other fees and expenses, and Taxes relates to such fees and expenses, of third Persons accrued, incurred or paid in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions. Expenses incurred towards professional fees payable to Ernst & Young and Grant Thornton shall be excluded from the computation of Transaction Expenses and not to exceed United States Dollars 300,000 (Three hundred thousand dollars);

“Transfer” (including with correlative meaning, the terms “Transferred by” and “Transferability”) shall mean to transfer, sell, assign, create an Encumbrance on, place in trust (voting or otherwise), exchange, gift, hedge, pledge or transfer by operation of Applicable Law or in any other way dispose of, whether or not voluntarily (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such shares into any tender or exchange offer), or enter into any derivative arrangement;

“US GAAP” shall mean the United States Generally Accepted Accounting Principles, being the common set of accounting principles, standards and procedures that companies use to compile their financial statements in reporting, as prescribed by the Financial Accounting Standards Board in the United States of America; and

“Working Day” shall mean any working day of the SEBI.

1.2.                                 Interpretation

Unless the context of this Agreement otherwise requires:

(i)                                     words of any gender are deemed to include those of the other gender also;

(ii)                                  words using the singular or plural number also include the plural or singular number, respectively;

(iii)                               the terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement or specified Clauses of this Agreement, as the case may be;

(iv)                              the term “Clause” refers to the specified Clause of this Agreement;

(v)                                 heading and bold typeface are only for convenience and shall be ignored for the purposes of interpretation;

(vi)                              reference to any legislation or law or to any provision thereof shall include references to any such law as it may, after the date hereof, from time to time, be amended, supplemented or re-enacted, and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision;

(vii)                           reference to the word “include” shall be construed without limitation;

(viii)                        the recitals, schedules and annexures hereto shall constitute an integral part of this Agreement;

(ix)                              other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement;

(x)                                 “Knowledge” when used with reference to a Seller in this Agreement, means the actual knowledge of such Seller, and when used with reference to the Company, shall be deemed to include the knowledge, information, belief or awareness of the Company after due inquiry by the Chairman of the Company, Chief Executive Officer and the Chief Financial Officer and their respective direct reports;

(xi)                              time is of the essence in the performance of the Parties’ respective obligations. If any time period specified herein is extended, such extended time shall also be of the essence.

2.                                      TRANSFER OF SALE SHARES AND PURCHASE CONSIDERATION

2.1                               Sale and Purchase of Sale Shares

(i)                                     Subject to the terms and conditions of this Agreement, each Promoter Seller hereby agrees to sell and transfer to the Acquirer, and the Acquirer hereby agrees to purchase from such Promoter Seller, on the Closing Date, the Promoter Sale Shares held by it, in the following manner:

S. No.	Name of the Promoter Seller	Number of Promoter Sale Shares to be sold
1.	Polaris Banyan Holdings Private Limited	20,020,938
2.	Arun Jain	4,322,365
3.	Yogesh Andlay	2,077,447
4.	Manju Jain	1,052,460
5.	Arun Jain (HUF)	789,000
6.	Uday Jain	619,500
7.	Aarushi Jain	60,000
8.	Meena Agarwal	21,450
9.	Shashi Gupta	5,900
10.	Naveen Kumar	4,800
11.	Neeta Mathur	2,400
12.	Nita Jain	2,400
13.	Manju Verma	2,400
14.	Uma Gupta	2,400
15.	Suman Mathur	2,300

(ii)                                  Subject to the terms and conditions of this Agreement, the Investor Seller hereby agrees to sell and transfer to the Acquirer, and the Acquirer hereby agrees to purchase from the Investor Seller, on the Closing Date, the Investor Sale Shares.

(iii)                               Subject to the terms and conditions of this Agreement, each Other Seller hereby agrees to sell and transfer to the Acquirer, and the Acquirer hereby agrees to purchase from such Other Seller, on the Closing Date, the Other Sale Shares held by it, in the following manner:

S. No.	Name of the Other Seller	Number of Other Sale Shares to be sold
1.	Rakesh Radheshyam Jhunjhunwala	5,000,000
2.	Arun Sekhar Aran	438,675
3.	Konark Trust	150,000
4.	Orbitech Employees Welfare Trust	900,000
5.	Amit Goela	200,000

2.2                               Consideration: The Acquirer agrees to pay to each Seller, the Acquisition Consideration, as consideration for the purchase by the Acquirer of the Sale Shares held by such Seller on the Closing Date, in the following manner:

(i)                                     To the Promoter Sellers, in consideration for the purchase of the Promoter Sale Shares, the following amounts:

S. No.	Name of the Promoter Seller	Acquisition Consideration (INR)
1.	Polaris Banyan Holding Private Limited (Formerly Known As Polaris Holdings Private Limited)	4,419,221,645
2.	Arun Jain	954,075,626
3.	Yogesh Andlay	458,554,876
4.	Manju Jain	232,309,496
5.	Arun Jain (HUF)	174,155,970
6.	Uday Jain	136,742,235
7.	Aarushi Jain	13,243,800
8.	Meena Agarwal	4,734,659
9.	Shashi Gupta	1,302,307
10.	Naveen Kumar	1,059,504
11.	Neeta Mathur	529,752
12.	Nita Jain	529,752
13.	Manju Verma	529,752
14.	Uma Gupta	529,752
15.	Suman Mathur	507,679

(ii)                                  To the Investor Seller, in consideration for the purchase of the Investor Sale Shares, an amount of Rs. 3,853,657,085;

(iii)                               To the Other Sellers, in consideration for the purchase of the Other Sale Shares, the following amounts:

S. No.	Name of the Other Seller	Acquisition Consideration (INR)
1.	Rakesh Radheshyam Jhunjhunwala	1,103,650,000
2.	Arun Sekhar Aran	96,828,733
3.	Konark Trust	33,109,500
4.	Orbitech Employees Welfare Trust	198,657,000
5.	Amit Goela	44,146,000

3.                                      EXECUTION DELIVERIES

3.1                               On the Execution Date:

(i)                                    The Acquirer shall provide, to each Seller and to the Company, certified true copies of resolutions passed by its board of directors, relevant constitutional bodies or shareholders, authorizations or power(s) of attorney (as applicable), for the execution, delivery of and performance of its obligations under the Transaction Documents.

(ii)                                 The Promoter Sellers shall provide, to the Acquirer, the Company, the Investor Seller and each Other Seller, certified true copies of resolutions passed by each Promoter Seller’s board of directors, relevant constitutional bodies or shareholders, authorizations or power(s) of attorney (as applicable), for the execution, delivery of and performance of such Promoter Seller’s obligations under the Transaction Documents.

(iii)                              The Other Sellers shall provide, to the Acquirer, the Company, the Investor Seller and each Promoter Seller, certified true copies of resolutions passed by each Other Seller’s power(s) of attorney (if applicable), for the execution, delivery of and performance of such Other Seller’s obligations under the Transaction Documents.

(iv)                             The Investor Seller shall provide, to the Acquirer, the Company, each Promoter Seller and each Other Seller, certified true copies of resolutions passed by the Investor Seller’s board of directors, for the execution, delivery of and performance of the Investor Seller’s obligations under the Transaction Documents.

(v)                                The Company shall provide, to the Acquirer and each Seller, certified true copies of resolutions passed by its Board for the execution, delivery of and performance of the Company’s obligations under the Transaction Documents.

(vi)                             The Promoter Sellers shall cause the Company to and the Company shall provide the Acquirer with (i) certified true copies of all Third Party Consents required for the execution of this Agreement, and the consummation of the transactions contemplated hereby, including inter alia, the sale of the Sale Shares by the Sellers and (ii) a status report on the preparation of audited financial statements as required under Regulation S-X and in accordance with U.S. GAAP requirements in form and substance satisfactory to the Acquirer.

(vii)                          The Company shall provide a copy of the amendment agreement executed between the Company and Citigroup Technology Inc., evidencing continuation and engagement of the Company in providing services in information technology and software consultancy.

(viii)                      The Promoter Sellers shall cause the Company to, and the Company shall provide the Acquirer with documents evidencing the fact that all receivables have been received from Intellect Design Arena Limited, and that there are no outstanding amounts due and payable to the Company.

3.2                               Exclusivity

(i)                                    Until the expiry of the Standstill Period, no Seller nor any of its Representatives shall, directly or indirectly, solicit, initiate, knowingly encourage, participate in negotiations with, provide any information to, enter into any agreement with or otherwise cooperate in any way in connection with, any Third Party concerning any Competing Transaction.

(ii)                                 Each Seller shall promptly (and in any event within twenty four hours of the occurrence of the relevant event) notify the Acquirer orally and in writing of any proposals or inquiries (including without limitation requests for information concerning the Company) received by such Seller from a Third Party on or after the date hereof concerning a potential Competing Transaction, the identity of the Third Party making the inquiry or proposal and the terms and conditions thereof; provided that if any portion of such disclosure would be a breach of any existing obligation to maintain confidentiality in effect on or prior to the date hereof, such Seller shall provide as much of the required disclosure as it can without breaching such existing obligation, and in all events and at a minimum, each Seller shall notify the Acquirer of receipt of all oral and written inquiries regarding any Competing Transaction.

(iii)                              Each Seller agrees to cease, immediately following the execution of this Agreement, all communications, discussions or negotiations with any Third Party with respect to any possible Competing Transaction.

(iv)                             For the purpose of this Clause 3.2, the term “Competing Transaction” shall mean any of the following involving the Company and/or either of the Sellers or their Representatives, including by means of a transaction with the Company’s shareholders: (a) any merger, consolidation, business combination, recapitalization, or other similar transaction, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the consolidated assets of the Company taken as a whole, (c) any tender offer or exchange offer for 25% or more of the current shares outstanding of the Company on an aggregate basis by the Sellers acting together or as a combination, or (d) sale, transfer or other disposition of all or part of the shares held by the Sellers in the Company.

(v)                                 No Seller nor any of its Representatives will directly or indirectly, initiate or continue to participate in, any negotiations or discussions for the purpose of effecting an acquisition of, joint venture or strategic investment in, the Company or issuing any equity or debt securities

(except pursuant to existing contractual commitments) of the Company.

4.                                      OPEN OFFER ESCROW ARRANGEMENT

4.1                               On the Execution Date, the Acquirer shall appoint Honkong and Shanghai Banking Corporation (HSBC) as an escrow agent (the “Escrow Agent”) for opening a non-interest bearing Open Offer Escrow Account for the deposit of the Open Offer Consideration by the Acquirer as may be required under Applicable Laws.

4.2                               The escrow agreement shall be executed with the Escrow Agent on the Execution Date and shall include the terms and conditions for the Open Offer Escrow Account including the release from this account and the instructions to be provided to the Escrow Agent.

5.                                      COMPANY’S AND SELLERS’ UNDERTAKINGS

5.1                               During the Standstill Period, the Company shall, and the Promoter Sellers shall use his, her or its best efforts to cause the Company to continue to conduct its Business in the ordinary course consistent with past practice and in compliance with the requirements under Regulation 26 of the SEBI Takeover Regulations. In no way limiting the foregoing, the Company and its Subsidiaries shall not:

(i)                                    alienate any material assets whether by way of sale, lease, encumbrance or otherwise or enter into any agreement therefor outside the ordinary course of business, other than (i) a disposal of Assets of Optimus or a sale of shares of Optimus by the Company subject to compliance with the provision of the SEBI Takeover Regulations and any other applicable laws in respect of such disposal, and (ii) the BPO Transfer pursuant to a definitive agreement approved by the Acquirer, such approval not to be unreasonably withheld;

(ii)                                 effect any material borrowings, outside the ordinary course of business;

(iii)                              except as otherwise expressly required under the SEBI Takeover Regulations, issue or allot any authorised but unissued securities entitling the holder to voting rights, other than grants of stock options in the ordinary course of business and consistent with past practice and in any event not to exceed 200,000 (two hundred thousand) number of options;

(iv)                             implement any buy-back of shares or effect any other change to the capital structure of the Company;

(v)                                enter into, amend or terminate any Material Contracts to which the Company or any of its Subsidiaries is a party, whether such contract is with a related party, within the meaning of the term under applicable accounting principles, or with any other Person;

(vi)          effect any changes to the accounting policies of the Company; or,

(vii)         accelerate any contingent vesting of a right of any Person to whom the Company or any of its Subsidiaries may have an obligation, whether such obligation is to acquire shares of the Company by way of employee stock options or otherwise.

5.2                               Notwithstanding and in addition to anything contained in Clause 5.1, the Company shall conduct, and the Promoter Sellers shall use his, her or its best efforts to cause the Company to conduct its business only in the ordinary course of business. Save as otherwise required to consummate the Transaction as contemplated in this Agreement without limitation to the generality of the foregoing, the Promoter Sellers shall use all commercially reasonable efforts to cause the Company to and the Company shall:

(i)            conduct the Business of the Company, in all material respects, as it is presently conducted as on the Execution Date;

(ii)           (a) preserve intact in all material respects the present business organization, reputation, and customer/client relations of the Company, (b) maintain, in the ordinary course of business, in full force and effect all Material Contracts other than such contracts, documents, and agreements that expire in accordance with their terms or are terminated by any party thereto other than the Company; and (c) preserve intact in all material respects the Assets and refrain from permitting any of the Assets to be subjected to any lien;

(iii)          maintain all material approvals, licenses, permits, registrations, qualifications, classifications and authorizations of the Company to do business, and covered in the conduct of business in paragraph (i);

(iv)          maintain the books and records of the Company as historically maintained in the ordinary course of business and shall not permit a material change in any underwriting, investment, financial reporting, Tax, or accounting practice or policy of the Company or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes;

(v)           continue to comply with all Laws applicable to the business, operations, or affairs of the Company;

(vi)          undertake in the ordinary course and not to discontinue the Business presently being carried on by the Company and the Company shall not undertake any new line of business;

(vii)         (a) make any payments or enter into any commitment or transaction, (b) waive or release any right or claim, (c) fail to pay, or delay in paying, accounts payable when due, (d) accelerate the payment of any accounts receivable, or (e) change or deviate from any cash management practices, in each case outside of the ordinary course of business or inconsistent with prior practice;

(viii)        the Promoter Sellers shall refrain, except as may be required by Applicable Law, and shall cause the Company to refrain, from directly or indirectly:

(ix)          make any representation or promise, oral or written, or amend the existing terms and conditions of employment in any manner whatsoever, including, without limitation, commitments, salaries, wages, benefits, perquisites, loans or other compensation to any officer, director, employee, agent, or other similar representative of the Company, except as otherwise agreed to between the Parties;

(x)           assume, enter into, amend, alter, or terminate any labour or collective bargaining agreement to which the Company is a party or is affected thereby;

(xi)          except as otherwise agreed to between the Parties, hire or terminate the services of any officer, director, or key employee of the Company;

(xii)         except as otherwise agreed between the Parties, refrain from amending its memorandum of association and articles of association of the Company, and from taking any action with respect to any such amendment;

(xiii)        refrain from declaring any dividends, final and/or interim, or taking, directly or indirectly, any action to seek or encourage any offer (including any competing offer in connection with any proposed Transaction or the Open Offer) or proposal from any Person to acquire any Assets or shares or other securities of the Company (or interests therein);

(xiv)        the Sellers shall refrain from taking, directly or indirectly, any action to furnish or cause to be furnished any information with respect to the Company to any Person (other than the Acquirer) that the Sellers (or any Person acting for or on behalf of the Sellers) knows or has reason to believe that the Sale Shares and other shares of the Company are likely to be sold. If any of the Sellers receive or have received from any Person (other than the Acquirer) any offer, proposal, or informational request that is subject to this Clause 5.2, the Sellers shall promptly intimate the Acquirer of the same;

(xv)         refrain from making any changes to the accounting policies of the Company;

(xvi)        refrain from incurring any indebtedness, drawing down or borrowing any amounts under any existing agreements with respect to indebtedness, guaranteeing any indebtedness of any Person, issuing or selling any debt securities of the Company or any of the Subsidiaries or purchasing or guaranteeing any debt securities of others, except in the ordinary course of business and consistent with prior practice;

(xvii)       refrain from making any voluntary prepayment or other non-mandatory payment of, or in respect of, any indebtedness or any lien other than in the ordinary course of business; and

(xviii)      refrain from entering into or initiating any settlement or withdrawal or compromise of any litigation or legal proceeding other than in the ordinary course of business and only to the extent any such settlement does not include any obligations of the Company which would survive the Closing.

5.3                               During the Standstill Period, no Seller shall, directly or indirectly, (a) create or permit to exist any Encumbrance on the Sale Shares held by such Seller, (b) Transfer any of Sale Shares held by such Seller, or any right or interest therein (or consent to any of the foregoing), (c) enter into any contract, option or other agreement (including profit sharing agreement), arrangement or understanding with respect to any Transfer of the Sale Shares held by such Seller or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such the Sale Shares held by such Seller, (e) deposit or permit the deposit of any of the Sale Shares held by such Seller into a voting trust or enter into a voting agreement or arrangement with respect to any of Sale Shares held by such Seller, or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Seller’s obligations hereunder or otherwise make any representation or warranty of such Seller herein untrue or incorrect. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of such Seller’s Sale Shares shall occur (including, but not limited to, a sale by such stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Sale Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

5.4                               The Promoter Sellers undertake to procure to cause the Company to:

(i)            Furnish to the Acquirer, within 2 (Two) Working Days from the date falling on the 10th (Tenth) Working Day prior to the commencement of the tendering period, for the purpose of determining the shareholders to whom the letter of offer in the Open Offer shall be sent), a list of shareholders as per the register of members of the Company containing the names, addresses, shareholding in folio number or electronic form, wherever applicable, and a list of persons whose applications, if any, for registration of transfer of shares are pending with the Company;

(ii)           carry out the actions that are required of them under the SEBI Takeover Regulations, the SEBI Insider Trading Regulations and the Combination Regulations; and

(iii)          provide such other ancillary documents and information as may be required by the Acquirer for the purpose of filings with Governmental Agencies.

5.5                                        At least seven (7) Business Days prior to the Closing Date, the Company shall, and the Promoter Sellers shall cause the Company to, deliver to Acquirer a certificate (the “Closing Certificate”) of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying on behalf of the Company as to the accuracy and completeness, in each case as of the Closing Date, of:

(i)         the Unrestricted Funds Balance and the Net Working Capital; and

(ii)        the aggregate Transaction Expenses outstanding as of the Closing, together with a description and the amount of each element thereof and a payoff letter in form and substance reasonably satisfactory to Acquirer for all such Transaction Expenses paid by or on behalf of the Company prior to the Closing Date.

6.                                      ACQUIRER’S UNDERTAKINGS

6.1                               Subject to the satisfaction or waiver of Acquirer’s Conditions Precedent, the Acquirer agrees and undertakes that it shall complete the proposed acquisition of the Sale Shares in compliance with Applicable Law including the SEBI Takeover Regulations and the SEBI Insider Trading Regulations.

6.2                               Without prejudice to the generality of the Clause 6.1 above, the Acquirer agrees and undertakes as following:

(i)            The Acquirer shall be responsible for the fulfillment of the obligations under the SEBI Takeover Regulations, for the consummation of the transactions contemplated under the Transaction Documents;

(ii)           The Acquirer shall not sell shares of the Company, at any time during the period between the Execution Date and the date on which all payments required to be made to the public shareholders are made in terms of Regulation 18(10) of the SEBI Takeover Regulations; and

(iii)          The Acquirer shall ensure that the contents of the public announcement, the detailed public statement, the letter of offer and the post offer advertisement are prepared in accordance with the SEBI Takeover Regulations. Each Seller shall ensure that all statements made in the Open Offer Documents pertaining to itself is true and correct. The Promoter Sellers shall ensure that all statements made in the Open Offer Documents pertaining to the particulars of acquisition of the shares of the Company, compliance by the Company with provisions of the SEBI Takeover Regulations, SEBI (Acquisition of Shares and Takeovers) Regulations, 1997, SEBI (Prohibition of Insider Trading) Regulations, 1992 and SEBI (Prohibition of Insider Trading) Regulations, 2015 or any other information as may be required by Applicable Law or any Governmental Agency are and shall be true, accurate and not misleading in any manner whatsoever.

6.3                               Except as required under the SEBI Takeover Regulations or any directions of SEBI the Acquirer shall not make any representation or warranty, whether directly or through the Merchant Banker or any other representative engaged by the Acquirer to the SEBI or any other Governmental Agency, on behalf of, or in respect of the Company without the prior written consent of the Investor Seller and the Promoter Sellers, or any Seller without the prior written consent of such Seller, which consent shall not be unreasonably withheld or delayed beyond a period of 2 (two) Business Days.

6.4                               It is expressly agreed to between the Parties that all Open Offer Documents shall be in compliance with the SEBI Takeover Regulations and to this end, the Acquirer shall provide in advance drafts of Open Offer Documents to each Seller with a view to reflect their comments in such documents. Each Seller shall endeavor to provide such comments promptly, and in any event, without material delay and within 2 (two) to 3 (three) Business Days.

7.                                      CONDITIONS PRECEDENT

7.1                               Acquirer’s Conditions Precedent

(i)            The obligation of the Acquirer to effect and complete a Closing shall be expressly conditional upon the satisfaction (or, where not so prohibited under Applicable Law, waiver by Acquirer) of the following conditions precedent (the “Acquirer’s Conditions Precedent”) by the relevant Party within a period of 120 (one hundred twenty) days of the date of this Agreement or such other later date as mutually agreed between Parties (“Long Stop Date”):

(a)           The representations and warranties made by the Company and each Seller (as to itself) shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects at and as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects at and as of the Closing Date, except, in both instances, to the extent such representations and warranties expressly relate to an earlier date or time (in which case such representations and warranties shall be true and correct in all respects, or in all material respects, as appropriate, on and as of such earlier date);

(b)           There shall not have been any breach of the covenants of the Company and Sellers under Clause 5;

(c)           Each Seller shall have delivered to the Acquirer, a statement of the dematerialized account of such Seller, as evidence that such Seller is the beneficial owner of such number of Equity Shares representing the Sale Shares held by such Seller;

(d)           Such Sellers, who are classified as “person resident outside India” under the Foreign Exchange Management Act, 1999, shall have finalized the Agreed Form of the relevant

Supporting Documents for such Seller and the Company to be submitted along with Form FC-TRS with the authorized dealer in relation to the sale of the relevant Sale Shares by such Seller to the Acquirer;

(e)           No debts of any nature whatsoever shall be payable by the Company to third parties, other than those reflected in the Accounts;

(f)            All orders, consents, waivers, no—objections, permits, approvals, authorizations or compliances necessary to permit the Parties to perform their respective obligations under this Agreement and to consummate the Transactions contemplated hereby and to permit the Acquirer to acquire the Sale Shares free and clear of all Encumbrances pursuant to this Agreement shall have been obtained and shall be in full force and effect;

(g)           All Regulatory Approvals either (i) having been obtained or (ii) having deemed to have been granted, through the expiration of prescribed time periods;

(h)           There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar authority restraining, enjoining, or otherwise preventing consummation of the purchase of the Sale Shares by the Acquirer in accordance with the terms of this Agreement;

(i)            There shall not be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, Governmental Agency, or other authority against any Party to restrain, enjoin, or otherwise prevent consummation of the purchase of the Sale Shares by the Acquirer in accordance with this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any contract entered into in connection with or as a condition precedent to the consummation hereof;

(j)            Promoter Sellers and Company shall provide the Acquirer with a copy of documents evidencing that, as on the Closing Date, there is at least an Indian Rupee equivalent of USD 50 Million as freely available funds for utilization on an unrestricted basis (the “Unrestricted Funds Balance”); provided that in the event that the Company fails to obtain and pay for the Manesar Release prior to Closing then Unrestricted Funds Balance shall be increased by the Indian Rupee equivalent of the Manesar Settlement Amount; and a Net Working Capital of an amount equivalent to or greater than the average Net Working Capital of the Company over the 6 (six) month period preceding the Closing Date. For the purpose of calculation of both Unrestricted Funds Balance and Net Working Capital, amounts reported in INR shall be converted to USD using an exchange rate of 1 USD = INR 65.

For the purpose of this provision

A) “Unrestricted Funds Balance” shall mean amounts reported under Indian GAAP on a consolidated basis under

(1)           Cash denominated in deposit with banks, both current and deposit accounts, whether interest bearing or not;

(2)           Investment in mutual funds;

(3)           Investment in equity shares of companies listed in any stock exchange;

(4)           Investment in bonds and money market instruments, whether classified as current or non-current in nature; and

(5)           Investment in preference shares of reputed companies;

Notwithstanding the foregoing, “Unrestricted Funds Balance” shall not include

(1)           Cash or investments earmarked or otherwise reserved for distribution or dividend

(2)           Cash or investments subject to any other restrictions on use by the Company;

(3)           Cash or investments subject to any lien or other encumbrance in favor of any third party; and

(4)           Any investment in subsidiaries or associate companies.

The mutual funds, bonds & preference shares will be valued at the cost or FMV (fair market value) whichever is lower as on Closing Date.

B) “Net Working Capital” shall mean amounts calculated under Indian GAAP on a consolidated basis, the amount which is the difference between current assets (computed as the total of current investments +trade receivables + cash and bank balance + short-term loans and advances+ other current assets) and current liabilities (computed as the total of trade payables + other current liabilities + short-term provisions).

For the purpose of computing Net Working Capital, items, which are non-operational in nature, for e.g. mark-to-market value of hedges, etc. would be excluded.

(k)           Promoter Sellers shall procure that the Company shall and Company shall provide the Acquirer with a copy of the signed definitive agreements with respect to the transfer of the business process outsourcing division of the Company, in favor of any Person identified by the Promoter Sellers (“BPO Transfer”) and which transaction shall be consummated and completed within a period of 90 (ninety) days post the Closing Date.

(l)            The Company shall have delivered to the Acquirer on or prior to the Closing Date the Accounts and all other historical audited financial statements which Acquirer reasonably determines are required to be filed with the United States Securities and Exchange Commission (“SEC”) in connection with the transactions contemplated hereby, including without limitation audited financial statements of the Company, including balance sheet, statement of income, statement of cash flows and statement of changes in shareholder equity, in accordance with US GAAP for the Financial Years ending March 31, 2014 and March 31, 2015 (subject to carve out as accepted by the SEC with respect to the product business of Company).

(m)          Any loans or other indebtedness to the key employee identified in Schedule IX shall have been repaid or otherwise satisfied in full, and copies of such executed documents shall have been furnished to the Acquirer;

(n)           The Promoter Sellers and the Company shall have obtained all governmental, regulatory or approvals, authorizations or permits as may be required under Applicable Law including without limitation all Regulatory Approvals, for consummating the transactions contemplated under this Agreement;

(o)           (i) The Investor Seller should have good, clear and marketable title to the Investor Sale Shares, free and clear from any Encumbrances or any other similar interest, (ii) the Promoter Sellers having good, clear and marketable title to the Promoter Sale Shares, free and clear from any Encumbrances or any other similar interest, and (iii) the Other Sellers having good, clear and marketable title to the Other Sale Shares, free and clear from any Encumbrances or any other similar interest;

(p)           No event shall have occurred or be continuing which constitutes or would reasonably be expected to constitute a Material Adverse Effect;

(q)           The Promoter Sellers and the Company shall have procured the approval of any Governmental Agency (as may be identified) having been obtained for the sale of the Sale Shares and other transactions as contemplated under this Agreement;

(r)            The Company shall have amended the Corporate Framework Agreement entered into among the Company and Intellect Design Arena Limited in Agreed Form;

(s)            The Company shall have terminated all inter se agreements with Intellect Design Arena Limited, which have not been renegotiated on arms’ length basis;

(t)            The Company shall have obtained and paid for a release and discharge letter (the “Manesar Release”) which shall be effective on or prior to the Closing Date without further action required by any party, including the payment of any funds, for a settlement price of less than the amount set forth on SCHEDULE VI (the “Manesar Settlement Amount”) from the Burman family in relation to the plot at Manesar, Sikohpur Village, Sector 82A, Gurgaon, Haryana, admeasuring 5.18 acres;

(u)           The Promoter Sellers, the Company and the Acquirer shall jointly open an escrow account with a scheduled commercial bank (“Retention Escrow Account”). The escrow agreement shall have been executed in Agreed Form by the Promoter Sellers, the Company and the Acquirer as of Execution Date. However, the Acquirer agrees that the Promoter Sellers may at their option may re-execute such Agreed Form escrow agreement with its preferred escrow agent;

(v)           The Sale Shares when conveyed to the Acquirer shall represent, in the aggregate, not less than 50.1% of the Company’s fully diluted share capital as of Closing, which amount shall constitute and convey Control of the Company to the Acquirer; and

(w)          Each of the Promoter Sellers shall furnish a letter or such other document as is required to be filed with the Securities and Exchange Board of India to seek declassification as ‘promoter’ and classifying the Acquirer as ‘promoter’ of the Company on consummation of the Closing.

(x)           Amendment No. 1 to the Limited Liability Company Agreement of Intellect Polaris Design LLC entered into or about the date hereof shall remain in full force and in effect through the Closing Date.

(ii)           Within 5 (five) Business Days of the satisfaction of all the Acquirer’s Condition Precedent (other than to the extent the same are waived), the Promoter Sellers shall certify such satisfaction to the Acquirer in the form and manner set out in ANNEXURE II (“Acquirer CP Satisfaction Certificate”) along with necessary documents evidencing such fulfillment.

(iii)          If any of the Acquirer’s Conditions Precedent as contained in this Clause 7.1 are not satisfied by the relevant Party to the satisfaction of Acquirer or waived by the Acquirer in writing to the Sellers by the Long Stop Date, then the Acquirer shall have the sole option to issue a written notice to the other Parties of not less than 7 (seven) days for completion or satisfaction of the Acquirer’s Conditions Precedent. If any of the Acquirer’s Conditions Precedent remains unfulfilled at the expiration of such notice period, the Acquirer shall have the right to terminate this Agreement and this Agreement shall stand terminated forthwith upon delivery of the notice of termination by the Acquirer to the Company and Sellers, without there being any liability of any kind upon the Acquirer or parties acting in concert with the Acquirer under this Agreement.

7.2                               Sellers’ Conditions Precedent

(i)            The Closing by the Sellers shall be conditional upon the completion (or, where not so prohibited under Applicable Law, waiver by the Sellers) of the following conditions precedent by the Acquirer (the “Sellers’ Conditions Precedent”)

(a)           The representations and warranties of the Acquirer set forth herein shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects at and as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects at and as of the Closing Date, except, in both instances, to the extent such representations and warranties expressly relate to an earlier date or time (in which case such representation and warranty shall be true and correct in all respects, or in all material respects, as appropriate, on and as of such earlier date);

(b)           The Acquirer shall have finalized the Agreed Form of the relevant Supporting Documents for the Acquirer to be submitted along with Form FC-TRS with the authorized dealer in relation to the purchase of the Sale Shares;

(c)           Acquirer shall have obtained all governmental, regulatory or approvals, authorisations or permits as may be required under Applicable Law, for consummating the transactions contemplated under this Agreement;

(d)           All orders, consents, waivers, no — objections, permits, approvals, authorisations or compliances necessary to permit the Parties to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and to permit the Acquirer to acquire the Sale Shares free and clear of all Encumbrances pursuant to this Agreement shall have been obtained and shall be in full force and effect;

(e)           There shall not be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, Governmental Agency, or other authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any contract entered into in connection with or as a condition precedent to the consummation hereof;

(f)            No event shall have occurred or be continuing which constitutes or would reasonably be expected to constitute a Material Adverse Effect that prevents the Acquirer from consummating the Transaction; and

(g)           The Acquirer shall either (i) provide a letter certified by an officer of the Acquirer, dated no earlier than two (2) Business Days prior to the Closing, confirming that the commitment of the Acquirer’s Financing Sources to provide funds to pay the Acquirer Consideration and to consummate the transactions contemplated or pursuant to this Agreement remains in effect or (ii) provide Sellers with written confirmation from Acquirer’s investment or commercial bankers certifying that, no earlier than two (2) days prior to Closing, the Acquirer has freely available funds to pay the Acquirer Consideration as of the Closing Date and to consummate the transactions contemplated or pursuant to this Agreement.

(ii)           Within 5 (Five) Business Days of the satisfaction of all the Sellers’ Conditions Precedent (other than to the extent the same are waived), the Acquirer shall certify such satisfaction to the Sellers in the form and manner set out in ANNEXURE III (“Sellers’ CP Satisfaction Certificate”) along with necessary documents evidencing such fulfillment.

7.3                               The Parties agree and undertake that they shall provide each other or any of their authorised representatives and advisers such assistance, documentation and information as may be reasonably required in connection with the filings to be made (a) by the Acquirer to the CCI under the provisions of the Competition Act and Combination Regulations (“CCI Filings”), and (b) by the Acquirer and the Company to the FTC and/or DOJ under the provisions of the Hart — Scott- Rodino Antitrust Improvements Act of 1976 (“HSR Filings”). It is expressly agreed between the Parties that (i) the CCI Filings and all responses and correspondences with the CCI shall be in Agreed Form and shall be submitted by the Acquirer to the CCI in its name, and (ii) any statements made by the Acquirer on behalf of or in relation to any Seller or the Sale Shares held by such Seller in any submission with any Governmental Agency, including the HSR Filings, shall be provided to the relevant Seller for such Seller’s review and comments (which comments shall, if any, be provided within a period of 2 Business Days by the relevant Seller), unless such statement has previously been submitted for review and comments to the relevant Seller by the Acquirer in connection with any previous submission or filing to any Governmental Agency.

7.4                               The Acquirer shall promptly provide the Sellers with copies of all correspondence received from the CCI or any other Governmental Agency (as the case may be) in connection with the CCI Filings together with all material details of the proceedings of any meeting held with the CCI or any other Governmental Agency in connection with the CCI Filings, in the event the Seller is not able to have its authorised representatives or advisors attend the meeting on its behalf. Any responses provided by the Acquirer to such correspondence shall also be in Agreed Form.

7.5                               The shareholders of the Company, other than the Investor Seller, Promoter Sellers and Other Sellers, shall have passed the requisite resolution with the applicable majority as may be directed by any Governmental Agency for the purpose of the amendment agreement executed between the Company and Citigroup Technology, Inc.

7.6                               Parties shall provide to each other copies of all documents and materials received from any Governmental Agency in relation to any regulatory process undertaken by any Party, for the purposes of consummating the transactions under this Agreement.

8.                                      CLOSING

8.1                               The Closing under this Agreement shall occur within seven (7) Business Days after all the Acquirer’s Conditions Precedent and all the Seller’s Conditions Precedent under Clause 7.1 have been satisfied and fulfilled, as solely determined by the Acquirer or the Sellers, as the case may be (“Closing Date”). Unless waived by the relevant Party, the Closing hereinabove shall only occur if all of the agreed Acquirer’s Conditions Precedent and Seller’s Conditions Precedent have been satisfied.

8.2                               Where the completion of the Closing is delayed pursuant to the directions of any Governmental Agency, the Parties shall work to comply with such directions and complete the Closing as expeditiously as possible. In such event the Parties shall not be required to complete the Closing until it is permitted, or the relevant condition is waived, by such Governmental Agency, and period mentioned in Clause 8.1 above shall hereby be deemed to be extended till such time, subject to Clause 7.1 and the rights of the Parties to terminate this Agreement under the terms therein.

8.3                               On the Closing Date:

(i)            The Parties shall consummate the Closing in accordance with the terms of this Agreement and the following actions will be completed:

(a)           The Acquirer shall transfer the relevant portion of the Acquisition Consideration, in the proportion and amount set out in Clause 2.2, into the Designated Bank Account of each Seller by way of a wire transfer or such other method as may be acceptable to such Seller.

Provided however:

(i)            in the event that the Unrestricted Funds Balance and Net Working Capital, as on the Closing Date is less than the Indian Rupee equivalent of USD 50 Million (provided that in the event that the Company fails to obtain and pay for the Manesar Release prior to Closing then such amount shall be increased by the Indian Rupee equivalent of the Manesar Settlement Amount) based upon an exchange rate of 1 USD = INR 65 and subject to the limitations set out in Clause 15.1, the Acquisition Consideration payable to the Promoter Sellers at Closing shall stand reduced to the extent of such shortfall;

(ii)           out of the Acquisition Consideration payable to the Promoter Sellers, INR 130,000,000 (“BPO Retention Amount”) shall be placed in the Retention Escrow Account on the Closing Date. In the event that (a) the BPO Transfer is consummated and completed within a period of 90 (ninety) days of the Closing Date, the escrow agent shall, immediately and without any further action, release the BPO Retention Amount less any Excess BPO Costs in favour of the Promoter Sellers; or (b) the BPO Transfer is not consummated and completed within a period of 90 (ninety) days of the Closing Date, the escrow agent shall, immediately and without any further action, release the BPO Retention Amount in favour of the Acquirer, and the Acquisition Consideration payable to the Promoter Sellers shall stand reduced to such extent;

(iii)          out of the Acquisition Consideration payable to the Promoter Seller Indemnifying Persons listed in SCHEDULE VII, INR 325,000,000 shall be deposited by the Acquirer in the Retention Escrow Account (“Indemnity Retention Amount”). Upon the expiry of 18 (eighteen) months of the Closing Date, the amounts remaining in the Retention Escrow Account, less the amounts of any Claims that have been made by the Indemnified Parties against the Promoter Sellers at such time, shall be released to the Promoter Seller Indemnifying Persons out of the Indemnity Retention Amount.

(iv)          It is agreed that the release of the BPO Retention Amount and the Indemnity Retention Amount shall be governed by an escrow agreement to be entered into amongst the Acquirer, the Promoter Sellers and the escrow agent.

(b)           To the extent there are any Transaction Expenses not paid by the Company pursuant to and in accordance with Clause 15.1, then out of the Acquisition Consideration payable to the Promoter Sellers, Acquirer shall pay the Transaction Expenses set forth in the Closing Certificate.

(c)           The Investor Seller shall date and issue the Investor Seller Release Instructions in respect of the Investor Sale Shares;

(d)           The Promoter Sellers shall date and issue the Promoter Seller Release Instructions in respect of the Promoter Sale Shares;

(e)           The Other Sellers shall date and issue the Other Seller Release Instructions in respect of the Other Sale Shares;

(f)            Such Seller who are classified as “person resident outside India” under the Foreign Exchange Management Act, 1999 shall provide to its authorized dealer duly completed and executed copies of Form FC-TRS in respect of their Sale Shares transferred by such Seller to the Acquirer, along with copies of the Supporting Documents, all in quadruplicate, and shall provide to the Acquirer duly endorsed and acknowledged copies of the Form FC-TRS so submitted;

(g)           The Promoter Sellers shall procure and cause the Company to and the Company shall convene a meeting of the board of directors of the Company on the Closing Date. At such Board meeting, the Sellers shall cause their respective nominees (i) to approve of the transfer of Sale Shares, and the Company to take on record the transfer of the Sale Shares, save and except for the portion of the Sale Shares being transferred by non-resident Indians, which, shall be taken on record subject to the receipt of the endorsed Form FC-TRS, (ii) the Promoter Seller shall resign and, the Promoter Seller shall cause each Promoter Seller nominee to resign (and each Promoter Seller nominee shall resign) from the Board, in each case, effective upon the Closing or such other time as directed by the Acquirer, and (iii) to convene an extraordinary general meeting of the Company for approving the appointment of nominee directors of the Acquirer, on the Board, effective on the Closing Date;

(h)           The Promoter Sellers shall procure and cause the Company to hand over to the Acquirer certified true copies of all documents pertaining to resignations of directors/ representatives of Sellers in the Subsidiaries, and shall have provided necessary documents and authorizations to the Acquirer to enable the Acquirer to appoint persons identified by the Acquirer in the relevant Subsidiary.

(ii)           All transactions contemplated by this Agreement to be consummated at the Closing Date shall be deemed to occur simultaneously and no such transaction shall be deemed to have been consummated unless all such transactions are consummated.

9.                                      DECLASSIFACTION AS PROMOTERS

9.1                               The Parties acknowledge that upon the purchase of the Sale Shares by the Acquirer at the Closing in accordance with the SEBI Takeover Regulations, the Acquirer shall hold a majority and controlling stake in the Company, with all rights (under law and under this Agreement) to appoint majority of directors, control the management or policy decisions of the Company and other rights as available under Applicable Law and the Acquirer will be in charge of the overall business, decision making and day to day operations of the Company.

9.2                               In this background, the Promoter Sellers hereby agree that after completion of all the actions contemplated in Clause 8, the Promoter Sellers shall, on or immediately following the Closing Date, be declassified as ‘promoters’ of the Company for the purposes of all Applicable Laws, including but not limited to the SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2009 (as amended from time to time), the equity listing agreement executed between the Company and the Relevant Exchanges, the SEBI Takeover Regulations and any new provision enacted by SEBI for the declassification of Promoters as at the Closing Date, and the Acquirer shall be named as the ‘promoter’ of the Company for the purposes of Applicable Law on such date.

10.                               REPRESENTATIONS OF THE SELLERS

10.1                        Each Promoter Seller hereby severally warrants, with respect to itself, that each of the representations and statements contained in Part A of SCHEDULE IV (the “Promoter Seller Representations”) are true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date, save as otherwise provided in the Disclosure Letter of Polaris Banyan Holdings Private Limited.

10.2                        The Investor Seller warrants, with respect to itself, that each of the representations and statements contained in Part B of SCHEDULE IV (the “Investor Seller Representations”) are true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date.

10.3                        Each Other Seller hereby severally warrants, with respect to itself, that each of the representations and statements contained in Part C of SCHEDULE IV (the “Other Seller Representations”) are true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date.

10.4                        Each of the Promoter Sellers listed in Part A of SCHEDULE I hereby severally warrant that each of the representations and statements contained in Part D of SCHEDULE IV (the “Business Representations”) are true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date, save as otherwise provided in the Disclosure Letter of the Company.

10.5                        Each Representation is subject to the matters which are disclosed in the Disclosure Letters under Clauses 10.1 and 10.4. Any disclosure made in the said Disclosure Letters shall be treated as a disclosure only in respect of the specific Representation/s against which it is made.

10.6                        The Promoter Sellers and the Company acknowledge that the Acquirer has agreed to purchase the Promoter Sale Shares, relying on the Promoter Seller Representations and the Business Representations, which have constituted a material inducement to Acquirer to agree to purchase the Promoter Sale Shares. The Investor Seller acknowledges that the Acquirer has agreed to purchase the Investor Sale Shares, relying on the Investor Seller Representations, which have constituted a material inducement to Acquirer to agree to purchase the Investor Sale Shares. The Other Sellers acknowledge that the Acquirer has agreed to purchase the Other Sale Shares, relying on the Other Seller Representations.

10.7                        No information (except as expressly contained in the Disclosure Letters under Clause 10.1 and 10.5) about the Company of which the Acquirer has knowledge, and no investigation or due diligence by or on behalf of the Acquirer will prejudice any Claim made by the Acquirer in respect of any breach of any of the Representations.

10.8                        Each of the Promoter Sellers and the Company shall give Acquirer prompt written notice of any event, condition or circumstance occurring from the Execution Date that would constitute a violation or breach of any of their Promoter Seller Representations or the Business Representations as of any date from the Execution Date to the Closing Date or that would constitute a violation or breach of any obligations of the Promoter Sellers or the Company (to the extent required to be complied with prior to the Closing) under this Agreement. The Investor Seller shall give Acquirer written prompt notice of any event, condition or circumstance occurring from the Execution Date that would constitute a violation or breach of any of the Investor Seller Representations as of any date from the Execution Date to the Closing Date or that would constitute a violation or breach of any obligations of the Investor Seller (to the extent required to be complied with prior to the Closing) under this Agreement.

10.9                        The Other Sellers shall give Acquirer prompt written notice of any event, condition or circumstance occurring from the Execution Date that would constitute a violation or breach of any of the Other Seller Representations as of any date from the Execution Date to the Closing Date or that would constitute a violation or breach of any obligations of the Other Sellers (to the extent required to be complied with prior to the Closing) under this Agreement.

11.                               REPRESENTATIONS OF THE ACQUIRER

11.1                        The Acquirer hereby warrants to the Sellers that each of the representations and statements contained in Part E of SCHEDULE IV (the “Acquirer Representations”) are true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date.

11.2                        The Acquirer acknowledges that the Sellers are entering into this Agreement, relying on the Acquirer Representations, which have constituted a material inducement to the Sellers or the Company to enter into this Agreement.

11.3                        The Acquirer shall use commercially reasonable efforts to cure, before Closing, (i) any breach or misrepresentation of the Acquirer, and (ii) any violation or breach of any representation, warranty, covenant, or agreement made by it, in this Agreement, whether occurring or arising before or after the date hereof.

12.                               INDEMNITIES

12.1                        Indemnity by the Investor Seller

Subject to the provisions of Clause 12.4, the Investor Seller hereby agrees to indemnify, defend and hold harmless the Acquirer and its directors (the “Acquirer Indemnified Persons”) from and against any and all Losses, whether suffered or incurred by any of the Acquirer Indemnified Persons, or to which any of the Acquirer Indemnified Persons may otherwise become subject, which directly result from any misrepresentation or inaccuracy in, or breach of the Investor Seller Representations.

12.2                        Indemnity by the Other Sellers

Subject to the provisions of Clause 12.4, each Other Seller hereby agrees to indemnify, defend and hold harmless the Acquirer Indemnified Persons from and against any and all Losses, whether suffered or incurred by any of the Acquirer Indemnified Persons, or to which any of the Acquirer Indemnified Persons may otherwise become subject, which directly result from any misrepresentation or inaccuracy in, or breach of the Other Seller Representations.

12.3                        Indemnity By Promoter Sellers

(i)            Subject to the provisions of Clause 12.4, each Promoter Seller Indemnifying Persons hereby agree jointly and severally to indemnify, defend and hold harmless the Acquirer Indemnified Persons from and against any and all Losses, whether suffered or incurred by any of the

Acquirer Indemnified Persons, or to which any of the Acquirer Indemnified Persons may otherwise become subject, which directly result from any misrepresentation or inaccuracy in, or breach of the Promoter Seller Representations.

(ii)           Subject to the provisions of Clause 12.4, each Promoter Seller Indemnifying Persons hereby agrees to jointly and severally indemnify, defend and hold harmless the Acquirer Indemnified Persons from and against any and all Losses, whether suffered or incurred by any of the Acquirer Indemnified Persons, or to which any of the Acquirer Indemnified Persons may otherwise become subject, which directly result from any misrepresentation or inaccuracy in, or breach of the Business Representations.

12.4                        Indemnification Limitations

(i)            No Indemnifying Person shall be liable to indemnify an Indemnified Person under Clause 12.3 for any Claim unless the amount of all Losses that is the subject matter of such Claim made by such Indemnified Person against such Indemnifying Person exceeds USD 200,000 (“De Minimis Threshold”) at which time the Acquirer Indemnified Person shall be entitled to indemnification for all such amounts and not only those in excess of the De Minimis Threshold.

(ii)           Subject to the provisions set out in this Clause 12, the Acquirer Indemnified Person shall have recourse only to the Indemnity Retention Amount for any Losses indemnifiable under Clause 12.3 other than a Claim arising from a breach or inaccuracy of any Fundamental Representation made by the Promoter Sellers or the Company. For the avoidance of doubt, the Promoter Seller Indemnifying Persons agree and acknowledge that the Acquirer Indemnified Persons shall be entitled to recourse from the Indemnity Retention Amount notwithstanding that a Claim directly results from any misrepresentation or inaccuracy in, or breach of the Promoter Seller Representations or the Business Representations. Any Claim by an Acquirer Indemnified Person which directly results from any misrepresentation or inaccuracy in, or breach of the Promoter Seller Representations or the Business Representations shall first be made against the then remaining portion of the Indemnity Retention Amount before a Claim is made against the Promoter Sellers directly.

(iii)          The benefit of the indemnities granted under this Clause 12 shall, not result in any duplication or double liability on the Indemnifying Persons.

(iv)          The liability of each Indemnifying Person to indemnify any Acquirer Indemnified Person under this Clause 12 shall be limited in the following manner:

(a)           No Acquirer Indemnified Person shall be entitled to be indemnified more than once for the same Loss.

(b)           In calculating any amount of Losses recoverable pursuant to this Clause 12, the amount of such Losses shall be reduced by (i) any insurance proceeds received from any insurance carrier offsetting the amount of such Loss, and (ii) any recoveries from third parties pursuant to indemnification (or otherwise) with respect thereto.

(c)           If any Losses for which indemnification is provided under this Agreement are subsequently reduced by any insurance payment or other recovery from a third party, the Acquirer Indemnified Person shall promptly remit the amount of such reduction to the Indemnifying Person.

(d)           No Indemnifying Person shall be liable in respect of any matter, act, omission or circumstances (or any combination thereof) to the extent that a Claim would not have occurred but for the passing of or any change in of, after date hereof, any Law, including any increase in the rates of taxes and any withdrawal of relief from taxes not actually (or prospectively) in effect as of the Execution Date.

(e)           Subject to clause (g) below, the maximum amount recoverable by an Acquirer Indemnified Persons by way of indemnification under this Agreement for a Claim arising from:

(A)          a Claim against the Promoter Sellers for any breach or inaccuracy of any Fundamental Representation shall be limited to the aggregate consideration received by the Promoter Sellers;

(B)          a Claim against the Investor Seller for any breach of inaccuracy of any Investor Seller Representation shall be limited to the aggregate consideration received by the Investor Seller;

(C)          a Claim against each Other Seller for any breach of inaccuracy of its Other Seller Representation shall be limited to the aggregate Acquisition Consideration received by such Other Sellers;

(D)          a Claim against the Promoter Sellers for any breach or inaccuracy of any Promoter Seller Representation other than a Fundamental Representation shall be limited to USD 10,000,000 (Ten Million).

(f)            No Acquirer Indemnified Person shall be entitled to make or raise any Claim under this Agreement after the 18th (Eighteenth) month anniversary of the Closing Date in respect of any breach of the Business Representations, other than for (i) any Fundamental Representations (except for Section 2.6 of Part D of Schedule IV), Investor Seller Representations or Other Seller Representations, in respect of which Claims may be raised for a period expiring on the date of the applicable statute of limitations and (ii) Section 2.6 of Part D of Schedule IV in respect of which Claims may be raised for a period expiring on the 24th (Twenty-Fourth) month anniversary of the Closing Date.

(g)           Notwithstanding anything contained in this Agreement, neither the maximum amount recoverable as set out under (e) above nor the time limits under (f) above shall apply to Losses arising from fraud or intentional misrepresentation of the relevant Indemnifying Person.

12.5                        Indemnification Procedures

(i)            Any Claim for indemnity pursuant to this Agreement shall be made by the Acquirer Indemnified Person by notice in writing to the relevant Indemnifying Person.

(ii)           In the event that any Acquirer Indemnified Person becomes aware of any matter that it believes is covered under Clause 12 and such matter involves:

(a)           Any Claim against any Acquirer Indemnified Person or the Company by any Person; or

(b)           commencement of any action, suit, investigation, arbitration or similar proceeding against any Acquirer Indemnified Person or the Company,

the relevant Acquirer Indemnified Person shall promptly notify, in writing, the relevant Indemnifying Person of such matter setting out the amount due to the relevant Acquirer Indemnified Person under this Clause 12.5 (“Claim Notification”).

(iii)          Where the Acquirer Indemnified Persons make any Claim pursuant to this Clause 12 (a “Relevant Claim”) and any amount is recoverable from the Promoter Sellers as a result of such Relevant Claim then there shall be paid to the Acquirer Indemnified Persons out of the Indemnity Retention Amount an amount equal to the amount so recoverable together with the reasonable costs and expenses incurred by the Acquirer Indemnified Persons in connection with a successful Relevant Claim.

Subject as mentioned above, the whole of the monies standing to the credit of the Retention Escrow Account (if any) shall be paid to the Promoter Sellers upon the completion of 18 (Eighteen) months from the Closing Date. Provided however, in the event that the settlement of any Claims are pending at the completion this 18 (Eighteen) month period, such monies shall continue to be held in the Retention Escrow Account pending the settlement or resolution of the Relevant Claims, but on any such Relevant Claim being settled, withdrawn or deemed to be withdrawn, there shall be paid to the Promoter Seller Indemnifying Persons the remaining amount in such Retention Escrow Account.

12.6                        Third Party Claims

(i)            Within 30 (Thirty) Business Days of receipt of a Claim Notification in relation to a third party claim which might give rise to indemnification under Clause 12 (“Third Party Claim”) or in relation to a Claim from any Governmental Agency, the relevant Acquirer Indemnified Persons may, if they so desire, by notice to the relevant Indemnifying Persons, (i) decide to defend such Claim on their own or (ii) settle such Claim, provided that any admission of liability on the part of or on behalf of the relevant Indemnifying Person shall require the prior consent of such Indemnifying Person, which consent shall not be unreasonably withheld. For the avoidance of doubt, it is expressly clarified hereby that in the event, the Acquirer Indemnified Persons decide to defend such Claim, they shall have the right to control the defense, negotiation or settlement of such Claim or proceeding, provided that the relevant Indemnifying Persons shall continue to have the right to be represented by their counsel in connection with the defense, negotiation or settlement of such Claim or proceeding at their own cost and expense, and provided further that any admission of liability on the part of or on behalf of the relevant Indemnifying Person shall require the prior consent of such Indemnifying Person, which consent shall not be unreasonably withheld.

(ii)           The relevant Acquirer Indemnified Persons shall keep the relevant Indemnifying Person fully and promptly informed of the status of such Third Party Claim at all times.

12.7                        Claims by Indemnifying Persons

In the event of an Acquirer Indemnified Person having delivered a Claim Notification in respect of a Claim other than in relation to Third Party Claims, if the relevant Indemnifying Person objects to the indemnification of such Acquirer Indemnified Person in terms of such Claim Notification, the relevant Indemnifying Person shall, within 10 (Ten) Business Days after receipt by such Indemnifying Person of such Claim Notification, deliver to the Acquirer Indemnified Person a notice to such effect and the Indemnifying Person and the Acquirer Indemnified Person shall, within 15 (Fifteen) Business Days beginning on the date of receipt by the Acquirer Indemnified Person of such objection, attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims to which the Indemnifying Person shall have so objected. If the relevant Acquirer Indemnified Persons and Indemnifying Persons succeed in reaching an agreement on their respective rights with respect to any of such Claims, such Persons shall promptly prepare and sign a memorandum setting forth such agreement. Should such Persons be unable to agree as to any particular item or items or amount or amounts, the dispute shall be settled in accordance with the procedure set out in Clause 16.

12.8                        Sole Remedy

The Acquirer and the Sellers acknowledge and agree that their sole and exclusive remedy against each other with respect to any and all claims for any breach of any representation or warranty shall be pursuant to the indemnification provisions set forth in this Clause 12. In furtherance of the foregoing, the Acquirer and the Sellers hereby waive to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action for any breach of any such representation or warranty it may have against the other parties hereto and each of their respective representatives arising under or based upon any Applicable Law, except pursuant to the indemnification provisions set forth in this Clause 12. Provided however, nothing in this Clause 12 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

13.                               TERMINATION

13.1                        This Agreement shall come into effect on the Execution Date and shall remain valid and binding on the Parties until such time as it is terminated in accordance with the provisions of this Agreement and the provisions of the SEBI Takeover Regulations. Provided that no Party in breach of this Agreement shall have the right to terminate this Agreement.

13.2                        Subject to the provisions of the SEBI Takeover Regulations and with SEBI’s approval, if required, this Agreement may be terminated prior to Closing by either Party without any liability of any kind in the event that there is a material breach of the Agreement by the other Party, and such breach is not rectified within a period of 30 (Thirty) days from the time a notice of such breach is provided to such breaching Party.

13.3                        Subject to the provisions of the SEBI Takeover Regulations and with SEBI’s approval, if required and such other laws and regulations as may be applicable, this Agreement may be terminated prior to Closing:

(i)            by mutual written agreement of each of the Parties.

(ii)           by the Acquirer pursuant to Clause 7.1, if the Acquirer Conditions Precedent have not been fulfilled (or waived) by the Long Stop Date, by the relevant Party;

(iii)          by any Seller, with respect to itself, pursuant to Clause 7.2, if the Sellers’ Conditions Precedent have not been fulfilled (or waived) by the Long Stop Date, by the relevant Seller.

13.4                        Subject to this Clause 13, each Party shall promptly notify each other Party if it determines not to proceed with the Closing.

14.                               RESTRICTIVE COVENANTS

14.1                        The Promoter Sellers jointly and severally covenant and agree with the Acquirer that they shall not during a period of 24 (twenty-four) months from the Closing Date, whether directly or indirectly, alone or together with other Persons, on their own account or in conjunction with, through or on behalf of any agents, Affiliates, intermediaries, joint ventures or alliances engaged in the Competing Business, whether as director, manager, shareholder, investor, partner, employee, consultant, subcontractor or in any other capacity:

a)    engage or be engaged in any Competing Business or which is aimed at generating Competing Business; provided that acquiring or holding up to an interest in any listed company or unlisted company not in excess of 10% of the paid up capital or outstanding capital stock of such company shall not be deemed a violation of the foregoing, provided that in each case, the Promoter Seller is not, and does not perform any duties as, a director, manager, shareholder, employee, consultant, subcontractor or in any other similar capacity, of such entity; provided further that the restrictions contained in this Clause 14 shall not extend to Naveen Kumar. Provided further that Yogesh Andlay may be a director or shareholder in the following companies:

i.      Nucleus Software Exports Ltd.

ii.     Nucleus Software Engineers P Ltd.

iii.    Nucleus Software Workshop P Ltd.

iv.    Nucsoft Ltd.

v.     Intellect Design

vi.    Ivy Cap Venture Fund

vii.   Kritikal Solutions P ltd

viii.  Innoflaps Remedy P Ltd

ix.    Aakar Innovations P Ltd.

b)    endeavour to entice and/or influence away from dealing with the Company or a Subsidiary, any Person is on the Closing Date, a material customer or supplier of the Company, its Subsidiaries or its Affiliates;

c)     hire, employ or endeavour to entice away from being employed or hired by the Company, any person who is on the Closing Date an employee, manager, director or consultant of the Company, except that the foregoing restrictions shall not apply to any employee whose employment is involuntarily terminated by the Acquirer or Company or who has not been employed by the Acquirer or the Company for at least one year;

14.2        Commencing from the Closing Date and for a period of 24 (twenty-four) months thereafter, none of the Sellers shall acquire any Shares of the Company, whether by itself or through any of such Seller’s Affiliates.

14.3        In case of breach of the covenants set out in Clause 14.1 by any Promoter Seller, and in case of breach of the covenants set out in Clause 14.3 by any Seller, the relevant breaching Seller shall pay to the Acquirer all of its costs of enforcing its rights hereunder, including attorneys fees, without prejudice to the right of the Acquirer and/or the Company to claim additional Damages as the case may be, but only to the extent that the Acquirer prevails in all material respects in the claim for which the Acquirer was seeking relief. It is clarified that the claim against each Other Seller shall be limited to the aggregate Acquisition Consideration received by such Other Seller.

14.4        The Promoter Sellers regard the covenants and obligations set out in this Clause 14 as fair and reasonable. If the provisions of this Clause 14 were deemed to exceed the time, geographic or other limitations provided by Applicable Law, the Promoter Sellers agree that they should be automatically reformed to conform to the maximum time and geographical extent permitted by Applicable Law.

15.                               MISCELLANEOUS

15.1                        Costs

(i)            Except as set forth in Clause 15.1(ii), (iii) and (iv), all Transaction Expenses shall be borne by the Promoter Sellers.

(ii)           Subject to (i) the limitations set out under Section 67 of the Companies Act, 2013, if permitted under applicable laws and (ii) an Unrestricted Funds Balance at Closing of at least Indian Rupee equivalent of USD 50.0 million based upon an exchange rate of 1 USD = INR 65; provided that in the event that the Company fails to obtain and pay for the Manesar Release prior to Closing then such amount shall be increased by Indian Rupee equivalent of the Manesar Settlement Amount based upon an exchange rate of 1 USD = INR 65, then the Company shall settle and pay a portion of the certain Transaction Expenses up to a maximum amount of (USD5,000,000 * INR65)*(1- the Sale Shares/total number of shares of the Company listed on for trading on the BSE).

(iii)                             All Taxes or other government charges assessed against or otherwise payable by any Party relating to the transactions contemplated by this Agreement (except as otherwise expressly provided herein) shall be the exclusive responsibility of and shall be borne by such Party.

(iv)                            The stamp duty payable on this Agreement shall be borne by Acquirer.

15.2                        Confidentiality

The initial press releases relating to this Agreement shall be issued separately by the Acquirer and the Company and each such press release shall have been approved in writing by the Acquirer, the Company, the Promoter Sellers and the Investor Seller, and thereafter the Acquirer, the Company, the Promoter Sellers and the Investor Seller shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or any of the other transactions contemplated by this Agreement and shall not issue any such press release or public statement without the other party’s written consent, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing: (a) each of the Acquirer and the Company may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in filing with regulatory authorities, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party); and (b) each of the Acquirer and the Company may, without the prior consent of the other party but subject to giving advance notice to the other party, issue any such press release or make any such public announcement or statement as may be required by Applicable Law (including the stock exchange rules). The Sellers, the Company and the Acquirer shall, and shall procure that each of their respective Representatives, in each case, only to the extent that any information referred to in this Section 15.2 has been disclosed to such persons, keep the existence and terms of all information or documents, (proprietary or not) exchanged, disclosed, furnished, provided by any Party pursuant to or in connection with any of the terms of this Agreement, provided that such persons may disclose such information if so required by law, rule, regulation, court or governmental order or proceeding or otherwise by any competent authority, provided the person making such disclosure, to the extent legally permissible, advises the other parties that such disclosure is being made.

15.3                        No Partnership

Nothing contained in this Agreement shall constitute or be deemed to constitute a partnership amongst the Parties, and no Party shall hold himself out as an agent for the other Party or any of them, except with the express prior written consent of the other Party.

15.4                        Independent Rights

Each of the rights of the Parties hereto under this Agreement are independent, cumulative and without prejudice to all other rights available to them, and the exercise or non-exercise of any such rights shall not prejudice or constitute a waiver of any other right of the Party, whether under this Agreement or otherwise.

15.5                        Counterparts

This Agreement may be executed in any number of originals or counterparts, each in the like form and all of which when taken together shall constitute one and the same document, and any Party may execute this Agreement by signing any one or more of such originals or counterparts. Delivery of an executed signature page of a counterpart of this Agreement by facsimile transmission or in Adobe TM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this Agreement. If either method is adopted, without prejudice to the validity of this Agreement, each Party shall provide the others with the entire Agreement in original along with such signature as soon as reasonably practicable thereafter.

15.6                        Variation

No variation of this Agreement shall be binding on any Party unless such variation is in writing and signed by each Party.

15.7                        No Assignment

No Party shall assign any of its rights, liabilities or obligations under this Agreement to any other Person without the prior written consent of the other Parties.

15.8                        Waiver

No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

15.9                        Severability

If any provision of this Agreement is invalid, unenforceable or prohibited by Applicable Law, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative and shall not be part of the consideration moving from either Party hereto to the other, and the remainder of this Agreement shall be valid, binding and of like effect as though such provision was not included herein.

15.10                 Supersession

Except as otherwise agreed between the Parties, this Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other prior agreements or understanding relating to such subject matter.

15.11                 Survival

The Clauses which shall survive termination of this Agreement shall be Clause 12 (Indemnity), 15.2 (Confidentiality), 16 (Governing Law and Dispute Resolution).

15.12                 Specific Performance and Damages

Each Party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other Parties and that the other Parties may not have an adequate remedy at Applicable Law. Therefore, the obligations of each Party under this Agreement shall be enforceable by a decree of specific performance issued, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

15.13                 Notices

Notices, demands or other communication required or permitted to be given or made under this Agreement shall be in writing and delivered personally or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by 5 (Five) Business Days’ prior written notice specified to the other Parties). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (i) at the time of delivery, if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (ii) if sent by speed post / reputed courier service within the same country or to another country, when proof of delivery is obtained by the delivering Party; and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming proper transmission, provided that a copy of such notice is also dispatched by the sender by speed post / reputed courier service to the relevant address set out below:

If to the Acquirer:

Address	:	Survey No. 115/Part, Plot No.10, Nanakramguda Village, Serilingampally 500 008, Telangana, India
Fax	:	+91- 40-44528019
Tel	:	+91-40-44528000
Attention	:	Mr. Satish Sureddi

With a copy to:

Mr. Paul Tutun

Senior Vice President and General Counsel

2000 West Park Drive, Westborough, MA 01581,

United States of America

Email: ptutun@virtusa.com

If to the Promoter Sellers

Attn	:	Arun Jain

Address	:	Second Floor, Varishtha Garden 20, Club Gate Road, Raja Annamalai Puram, Chennai, 600028, Tamil Nadu, India
Email	:	arunjain2@gmail.com
Tel & Fax	:	+91-44- 28524056

If to the Investor Seller:

Attn:	Orbitech Private Limited
Address:	First International Financial Center (FIFC)
8th Floor Plot C-54&55, G-Block,Bandra Kurla Complex,
Bandra (E),Mumbai-400051
Tel& Fax:	+91-22-61755998; +91-22-26535875
Email:	sunil.kothare@citi.com; samuel.kp@citi.com
Attention: Mr. Sunil Kothare (Director); and Mr. K. P. Samuel (Manager)

With a copy to:

Citigroup

388 Greenwich Street, 7th floor,

New York, NY 10013

Email: bruno.savoia@citi.com

Attention: Mr. Bruno Savoia

If to the Other Sellers

Name	Rakesh Radheshyam Jhunjhunwala	Arun Sekhar Aran	Konark Trust	Orbitech Employees Welfare Trust	Amit Goela
Address	151-155, 15th Floor, Nariman Bhavan, Nariman Point, Mumbai 400021		244, Carex Center, 713 Anna Salai, Chennai 600006	C/o Carex Center, 713 Anna Salai, Chennai 600006	Vivarea A Wing, 2403, 24th Floor, Sane Guruji Marg, Saath Rastha, Jacob Circle, Mahalaxmi, Mumbai — 400011

If to the Company

Attn:	:	Chief Executive Officer
Address	:	Polaris House, 244 Anna Salai, Chennai 600006
Email	:	ceo@polarissoft.com
Tel&Fax	:	+91- 44-3987 4000

16.                               GOVERNING LAW AND DISPUTE RESOLUTION

16.1                        Governing Law

(i)             This Agreement shall in all respects be governed and interpreted by, and construed in accordance with laws of the Republic of India without giving effect to the principles of conflict of laws thereunder;

16.2                        Arbitration

If any dispute arises in connection with this Agreement (“Dispute”), which is still not resolved through discussions between the senior executive of the Acquirer and the representative of the relevant Seller within 60 (sixty) days of service of the Dispute Notice, then either party to such Dispute (“Disputing Party”) may submit the claim or Dispute to be finally settled by arbitration in accordance with the ICC Rules of Arbitration, in effect at the time of the arbitration, which rules are deemed to be incorporated herein by reference. The Disputing Party on the one hand and the other parties to such Dispute on the other hand shall appoint 1 (one) arbitrator each and the arbitrators so appointed shall appoint the third arbitrator (who shall be a retired Justice of the Supreme Court of India or of the Bombay High Court and shall act as the chairman of the arbitration panel) within 30 (thirty) days of the nomination of the second arbitrator (the 3 (three) arbitrators being jointly referred to as the “Arbitral Board”). All arbitration proceedings shall be conducted in the English language and the seat of the arbitration proceedings shall be in London, United Kingdom. The Parties would be entitled to seek interim relief from any court of competent jurisdiction. The Arbitral Board shall decide any Dispute submitted to arbitration strictly in accordance with the terms of this Agreement and the governing law specified above.

16.3                        Costs and Nature of Award

The arbitral award shall be in writing and shall set out the reasons for the Arbitral Board’s decision and shall be final and binding on the Parties and shall be carried into effect and may be made by an order of any competent court. The Arbitral Board shall also have the right to decide on the costs of arbitration proceedings.

16.4                        Co-operation

Each Party shall co-operate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

16.5                        Continuing Obligation

Subject to the award of the Arbitral Board, neither the existence of any Dispute nor the fact that any arbitration is pending hereunder shall relieve any of the Parties of their respective obligations under this Agreement. Subject to any award of the Arbitration Board, the pendency of a Dispute in any arbitration proceeding shall not affect the performance of the obligations under this Agreement.

16.6                        Jurisdiction

Subject to the provisions of Clause 16.2 above, the courts of Chennai shall have non-exclusive jurisdiction in respect of this Agreement.

IN WITNESS WHEREOF, the Parties have entered into this Agreement the day and year first above written.

THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

Signed and Delivered for and on behalf of Polaris Consulting & Services Limited

Signature:	/S/ Arun Jain,

for and on behalf of Polaris Consulting & Services Limited

Name: Arun Jain

Designation: Director

Date: November 5, 2015

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Arun Jain

Signature:	/S/ Arun Jain

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Arun Jain (for and on behalf of the Arun Jain Hindu Undivided Family)

Signature:	/S/Arun Jain

(for and on behalf of the Arun Jain Hindu Undivided Family)

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Aarushi Jain

Signature:	/S/Aarushi Jain

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Manju Jain

Signature:	/S/ Manju Jain

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Manju Verma

Signature:	/S/ Manju Verma

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Naveen Kumar

Signature:	/S/ Naveen Kumar

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Neeta Mathur

Signature:	/S/ Neeta Mathur

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Nita Jain

Signature:	/S/ Nita Jain

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered for and on behalf of Polaris Banyan Holdings Private Limited

Signature:	/S/ Arun Jain

for and on behalf of Polaris Banyan Holdings Private Limited

Name: Arun Jain

Designation: Director

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Shashi Gupta

Signature:	/S/ Shashi Gupta

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Suman Mathur

Signature:	/S/ Suman Mathur

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Uday Jain

Signature:	/S/ Uday Jain

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Ms. Uma Gupta

Signature:	/S/ Uma Gupta

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Yogesh Andlay

Signature:	/S/ Yogesh Andlay

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered for and on behalf of Orbitech Private Limited

Signature:	/S/ Rama Sivaraman

for and on behalf of Orbitech Private Limited

Name: Rama Sivaraman

Designation:

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Rakesh Radheshyam Jhunjhunwala

Signature:	/S/ Rakesh Radheshyam Jhunjhunwala

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Arun Sekhar Aran

Signature:	/S/ Arun Sekhar Aran

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Orbitech Employees Welfare Trust

Signature:	/S/ Rama Sivaraman

For and on behalf of Orbitech Employees Welfare Trust

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Mr. Amit Goela

Signature:	/S/ Amit Goela

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered by Konark Trust

Signature:	/S/ Rama Sivaraman

Date:

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

Signed and Delivered for and on behalf of Virtusa Consulting Services Private Limited

Signature:	/S/Satish Sureddi

Date: November 5, 2015

Name: Satish Sureddi

Designation: Director

SIGNATURE PAGE OF THE SHARE PURCHASE AGREEMENT EXECUTED ON 5TH NOVEMBER, 2015 BY AND AMONG VIRTUSA CONSULTING SERVICES PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, POLARIS BANYAN HOLDING PRIVATE LIMITED (FORMERLY KNOWN AS POLARIS HOLDINGS PRIVATE LIMITED) DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015, ARUN JAIN, YOGESH ANDLAY, MANJU JAIN, ARUN JAIN (HUF), UDAY JAIN, AARUSHI JAIN, MEENA AGARWAL, SHASHI GUPTA, NAVEEN KUMAR, NEETA MATHUR, NITA JAIN, MANJU VERMA, UMA GUPTA, SUMAN MATHUR, ORBITECH PRIVATE LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 3RD NOVEMBER, 2015, RAKESH RADHESHYAM JHUNJHUNWALA, ARUN SEKHAR ARAN, AMIT GOELA, KONARK TRUST, ORBITECH EMPLOYEES WELFARE TRUSTAND POLARIS CONSULTING & SERVICES LIMITED DULY AUTHORISED BY ITS BOARD RESOLUTION DATED 5TH NOVEMBER, 2015.

SCHEDULE I

PROMOTER SELLERS AND NUMBER OF SALE SHARES BEING SOLD BY PROMOTER SELLERS

Part A - Promoter Sellers

Sr.No	Name of the Shareholder	Number of Sale Shares
1	Polaris Banyan Holding Private Limited (Formerly Known As Polaris Holdings Private Limited)	20,020,938
2	Arun Jain	4,322,365
3	Yogesh Andlay	2,077,447
4	Manju Jain	1,052,460
5	Arun Jain (Huf)	789,000
6	Uday Jain	619,500
7	Aarushi Jain	60,000
8	Meena Agarwal	21,450
9	Shashi Gupta	5,900
10	Naveen Kumar	4,800
11	Neeta Mathur	2,400
12	Nita Jain	2,400
13	Manju Verma	2,400
14	Uma Gupta	2,400
15	Suman Mathur	2,300

SCHEDULE II

PART A

INVESTOR SELLER AND NUMBER OF SALE SHARES BEING SOLD BY INVESTOR SELLER

Sr.No	Name of the Shareholder	Number of Sale Shares
1	Orbitech Private Limited	17,458,692

PART B

OTHER SELLERS AND NUMBER OF SALE SHARES BEING SOLD BY OTHER SELLERS

S.No.	Name of Other Sellers	Number of Sale Shares
1.	Rakesh Radheshyam Jhunjhunwala	5,000,000
2.	Arun Sekhar Aran	438,675
3.	Konark Trust	150,000
4.	Orbitech Employees Welfare Trust	900,000
5.	Amit Goela	200,000

SCHEDULE III

SHAREHOLDING PATTERN

Promoter sellers	Number of Shares	Shareholding % to outstanding shares	Shareholding % on Fully Diluted Basis
Polaris Banyan Holding Private Limited (Formerly Known As Polaris Holdings Private Limited)	20,020,938	19.971	19.470
Arun Jain	4,322,365	4.312	4.204
Yogesh Andlay	2,077,447	2.072	2.020
Manju Jain	1,052,460	1.050	1.024
Arun Jain (Huf)	789,000	0.787	0.767
Uday Jain	619,500	0.618	0.602
Aarushi Jain	60,000	0.060	0.058
Meena Agarwal	21,450	0.021	0.021
Shashi Gupta	5,900	0.006	0.006
Naveen Kumar	4,800	0.005	0.005
Neeta Mathur	2,400	0.002	0.002
Nita Jain	2,400	0.002	0.002
Manju Verma	2,400	0.002	0.002
Uma Gupta	2,400	0.002	0.002
Suman Mathur	2,300	0.002	0.002
Total Promoter sellers	28,985,760	28.914	28.189

Investor Seller
Orbitech Private Limited	17,458,692	17.415	16.979

Other Sellers
Rakesh Radheshyam Jhunjhunwala	5,000,000	4.988	4.863
Arun Sekhar Aran	438,675	0.438	0.427
Konark Trust	150,000	0.898	0.875
Orbitech Employees Welfare Trust	900,000	0.150	0.146
Amit Goela	200,000	0.200	0.195
Total – Other sellers	6,688,675	6.672	6.505

SCHEDULE IV

REPRESENTATIONS

PART A

PROMOTER SELLER REPRESENTATIONS

Each Promoter Seller hereby warrants, with respect to himself/ herself that each of the Promoter Seller Representations contained in this Part A of SCHEDULE IV is true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date, save as otherwise provided in the Disclosure Letter.

1.                                      The Agreement has been duly and validly executed and constitutes a valid and legally binding obligation as against the Promoter Seller, enforceable in accordance with its terms and the performance thereof does not contravene, violate or constitute a default of any agreement or other instrument to which such Promoter Seller or the Company is a party or by which it is bound. The Promoter Sellers have the legal right, power and authority, including corporate authority, as applicable, to enter into, deliver and perform this Agreement and any other documents executed by it pursuant to or in connection with the transaction contemplated under this Agreement. Subject to Applicable Laws, this Agreement when executed, will constitute legal, valid and binding obligations of each of the Promoter Sellers and shall be enforceable against each of the Promoter Sellers in accordance with its terms

2.                                      The execution, delivery and the performance (or any of the foregoing), by the Promoter Sellers of this Agreement and the respective obligations in relation to the Transactions contemplated herein (other than in relation to the Citigroup Technologies) will not (as applicable):

(i)                                             breach or constitute a default under the charter documents of the Party (if the Party is not an individual), including the Company;

(ii)                                          conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement or arrangement (oral or written) of the Company or to which such Party is a party or by which such Party is bound;

(iii)                                       give any Third Party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument (oral or written) to which the Company or such Party is a party or by which such Party is bound;

(iv)                                      cause the Company to lose the benefit of any right, credit or privilege it presently enjoys;

(v)                                         result in a violation or breach of or default under any applicable Law;

(vi)                                      constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other Applicable Law for the protection of debtors or creditors;

(vii)                                   violate any order, decree or judgement against, or binding upon, the Company or such Party or upon its respective securities, properties or businesses.

3.                                      No authorisation of, or registration, qualification, designation, declaration or filing with, any Person is required in connection with the execution, delivery and performance by the Promoter Sellers of this Agreement and any other documents executed in the course of or pursuant hereto, other than as specifically stated in this Agreement, other than in relation to the Citigroup Technologies. The transfer of the Sale Shares to the Acquirer are in accordance with Applicable Laws, including but without limitation, the Applicable Laws governing or regulating foreign direct investment in Indian companies, and is under the ‘automatic route’ for foreign investments under the extant foreign investment policy of the Government of India read with Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2000.

4.                                      The Sale Shares presently registered in the Promoter Seller’s name are fully paid-up and legally and beneficially owned by the Promoter Seller, and, other than pursuant to the Agreement, there is no Encumbrance, over or affecting these Equity Shares or any of them or any agreement or commitment to give or create any of the foregoing in respect of these Equity Shares, and that the Promoter Seller has not received notice of any claim in respect of its Equity Shares to be entitled to any of the foregoing. As per the records of the Company, the Promoter Sellers currently own all legal and beneficial title to the Sale Shares and the Promoter Sellers are presently recorded as members of the Company in its register of members in respect of the Sale Shares. The Company has not taken on record or registered any Transfer of the Sale Shares.

5.                                      The Promoter Seller has good right, full power and absolute authority to freely sell and Transfer its Sale Shares in the manner contemplated in the Agreement along with all the rights, privileges and benefits in respect thereof and that the Promoter Seller has clear and marketable title to the Sale Shares free from all Encumbrances.

6.                                      There are no claims against, and the Promoter Seller is not aware of any claims against its Sale Shares from any Person or which enable any Person to create an Encumbrance on such Sale Shares;

7.                                      The Promoter Seller has not received any notice of, and to the Promoter Seller’s Knowledge, there is no, lis pendens, decree, judgment or order of injunction, attachment or receiver from any Governmental Agency restraining or disentitling them from entering into the Agreement or from selling, conveying and transferring the Sale Shares held by the Promoter Sellers in the manner contemplated herein, and to the knowledge of the Promoter Sellers, there are no existing grounds on which any such claim, investigation or proceeding might be commenced with any likelihood of success.

8.                                      The Promoter Sellers have not received any notice of any proceedings that are pending or threatened, or any notice of any Taxes or other sums payable under the Income Tax Act, 1961 which necessitates obtaining of a ‘no objection certificate’ under Section 281 of the Income Tax Act, 1961 from the tax authorities prior to the Transfer of the Sale Shares Securities to Acquirer.

9.                                      As on the date of the Agreement and as on the Share Sale Closing Date, the Promoter Seller is not party to, and has not agreed to enter into any agreements with any other Person in relation to the transfer of the Sale Shares owned by the Promoter Seller and that no Person (other than the Acquirer under the Agreement) has any right or entitlement granted by the Promoter Sellers to purchase the Sale Shares.

10.                               There have not been any conditions or restrictions imposed or to the knowledge of the Promoter Seller threatened, by any Governmental Agency or other Person in connection with any consents, permits, waivers, approvals, actions, authorizations and clearances necessary/ required for the execution of the Agreement by the Promoter Sellers and the completion of the transactions contemplated hereunder by the Promoter Sellers, which in the reasonable judgment of such Promoter Seller materially impairs (or are likely to materially impair) the ability of any of the Promoter Sellers to consummate the transactions contemplated herein.

11.                               There are no proceedings under any applicable insolvency or similar laws concerning such Promoter Seller and no events have occurred which, under Applicable Laws, may result in any such proceedings. None of the Promoter Sellers are insolvent or bankrupt nor are they unable to pay their respective debts as they fall due.

PART B

INVESTOR SELLER REPRESENTATIONS

The Investor Seller hereby warrants, solely with respect to itself, that each of the Investor Seller Representations contained in this Part B of SCHEDULE IV is true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date.

1.                                      The Agreement has been duly and validly executed and constitutes a valid and legally binding obligation as against the Investor Seller, enforceable in accordance with its terms. The Investor Seller has the legal right, power and authority, including corporate authority, as applicable, to enter into, deliver and perform this Agreement and any other documents executed by it pursuant to or in connection with the transaction contemplated under this Agreement. Subject to Applicable Laws, this Agreement when executed by the Investor Seller and assuming due execution by the other parties thereto, will constitute valid and binding obligations of such Investor Seller and shall be enforceable against such Investor Seller in accordance with its terms.

2.                                      The execution, delivery and the performance (or any of the foregoing), by the Investor Seller of this Agreement and its obligations hereunder in relation to the transactions contemplated herein will not (as applicable):

a)             breach or constitute a default under the charter documents of such Investor Seller;

b)             conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement or arrangement (oral or written) to which the Investor Seller is a party or by which the Investor Seller is bound;

c)              result in a violation or breach of or default under any applicable Law, other than in relation to the Citigroup Technologies;

d)             constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other Applicable Law for the protection of debtors or creditors;

e)              require the Investor Seller to obtain any consent or approval from any Governmental Agency or any other authority in a relevant jurisdiction except as otherwise specifically stated in this Agreement; and

f)               violate any order, decree or judgement against, or binding upon, such Investor Seller.

3.                                      The Investor Sale Shares are fully paid-up and legally and beneficially owned by the Investor Seller, and, other than pursuant to the Agreement and the articles of association of the Company, there is no Encumbrance, over or affecting these shares or any agreement or commitment to give or create any of the foregoing in respect of these shares, and that the Investor Seller has not received notice of any claim in respect of its shares to be entitled to any of the foregoing.

4.                                      The Investor Seller has good right, full power and absolute authority to freely sell and Transfer the Investor Sale Shares in the manner contemplated in the Agreement along with all the rights, privileges and benefits in respect thereof and that the Seller has clear and marketable title to the Sale Shares free from all Encumbrances.

5.                                      The Investor Seller has not received any notice of, and to the Knowledge of the Investor Seller, there is no, lis pendens, decree, judgment or order of injunction, attachment or receiver from any Governmental Agency restraining or disentitling the Investor Seller from entering into the Agreement or from selling, conveying and transferring the Investor Sale Shares in the manner contemplated herein, and to the Knowledge of the Investor Seller, there are no existing grounds on which any such claim, investigation or proceeding might be commenced with any likelihood of success.

6.                                      The Investor Seller has not received any notice of any proceedings that are pending, or any notice of any Taxes or other sums payable under the Income Tax Act, 1961 which necessitates obtaining of a ‘no objection certificate’ under Section 281 of the Income Tax Act, 1961 from the tax authorities prior to the Transfer of the Investor Sale Shares to the Acquirer.

PART C

OTHER SELLER REPRESENTATIONS

Each Other Seller hereby warrants, with respect to himself/ herself that each of the Other Seller Representations contained in this Part C of SCHEDULE IV is true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date, with respect to the Equity Shares held by such Other Seller (as set out in the Shareholding Pattern in Schedule III), save as otherwise provided in the Disclosure Letter.

1.              The Agreement has been duly and validly executed and constitutes a valid and legally binding obligation as against the Other Seller, enforceable in accordance with its terms and the performance thereof does not contravene, violate or constitute a default of any agreement or other instrument to which such Other Seller or the Company is a party or by which it is bound. The Other Sellers have the legal right, power and authority, including corporate authority, as applicable, to enter into, deliver and perform this Agreement and any other documents executed by it pursuant to or in connection with the transaction contemplated under this Agreement. Subject to Applicable Laws, this Agreement when executed, will constitute legal, valid and binding obligations of each of the Other Sellers and shall be enforceable against each of the Other Sellers in accordance with its terms

2.              The execution, delivery and the performance (or any of the foregoing), by the Other Sellers of this Agreement and the respective obligations in relation to the transactions contemplated herein will not (as applicable):

a)             breach or constitute a default under the charter documents of the Party (if the Party is not an individual), including the Company;

b)             conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement or arrangement (oral or written) to which such Party is a party or by which such Party is bound;

c)              give any Third Party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument (oral or written) to which such Party is a party or by which such Party is bound;

d)             cause the Company to lose the benefit of any right, credit or privilege it presently enjoys;

e)              result in a violation or breach of or default under any applicable Law;

f)               constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other Applicable Law for the protection of debtors or creditors;

g)              violate any order, decree or judgement against, or binding upon, the Company or such Party or upon its respective securities, properties or businesses.

3.              No authorisation of, or registration, qualification, designation, declaration or filing with, any Person is required in connection with the execution, delivery and performance by the Other Sellers of this Agreement and any other documents executed in the course of or pursuant hereto, other than as specifically stated in this Agreement. The transfer of the Other Sale Shares to the Acquirer are in accordance with Applicable Laws, including but without limitation, the Applicable Laws governing or regulating foreign direct investment in Indian companies, and is under the ‘automatic route’ for foreign investments under the extant foreign investment policy of the Government of India read with Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2000.

4.              The Other Sale Shares are fully paid-up and legally and beneficially owned by the Other Seller, and, other than pursuant to the Agreement, there is no Encumbrance, over or affecting these Equity Shares or any of them or any agreement or commitment to give or create any of the foregoing in respect of these Equity Shares, and that the Other Seller has not received notice of any claim in respect of its Equity Shares to be entitled to any of the foregoing. As per the records of the Company, the Other Sellers currently own all legal and beneficial title to the Other Sale Shares and the Other Sellers are presently recorded as members of the Company in its register of members in respect of the Other Sale Shares. The Company has not taken on record or registered any Transfer of the Other Sale Shares.

5.              The Other Seller has good right, full power and absolute authority to freely sell and Transfer its Other Sale Shares in the manner contemplated in the Agreement along with all the rights, privileges and benefits in respect thereof and that the Other Seller has clear and marketable title to the Other Sale Shares free from all Encumbrances.

6.              The Other Seller is not aware of any claims against its Other Sale Shares from any Person or which enable any Person to create an Encumbrance on such Other Sale Shares;

7.              The Other Seller has not received any notice of, and to the Other Seller’s Knowledge, there is no, lis pendens, decree, judgment or order of injunction,

attachment or receiver from any Governmental Agency restraining or disentitling them from entering into the Agreement or from selling, conveying and transferring the Other Sale Shares held by the Other Seller in the manner contemplated herein, and to the knowledge of the Other Seller, there are no existing grounds on which any such claim, investigation or proceeding might be commenced with any likelihood of success.

8.              The Other Sellers have not received any notice of any proceedings that are pending, or any notice of any Taxes or other sums payable under the Income Tax Act, 1961 which necessitates obtaining of a ‘no objection certificate’ under Section 281 of the Income Tax Act, 1961 from the tax authorities prior to the Transfer of the Other Sale Shares to Acquirer.

9.              As on the date of the Agreement and as on the Share Sale Closing Date, the Other Seller is not party to, and has not entered into any agreements with any other Person in relation to the transfer of the Other Sale Shares owned by the Other Seller and that no Person (other than the Acquirer under the Agreement) has any right or entitlement granted by the Other Sellers to purchase the Other Sale Shares.

10.       There have not been any conditions or restrictions imposed by any Governmental Agency or other Person in connection with any consents, permits, waivers, approvals, actions, authorizations and clearances necessary/ required for the execution of the Agreement by the Other Sellers and the completion of the transactions contemplated hereunder by the Other Sellers, which in the reasonable judgment of such Other Seller materially impairs (or are likely to materially impair) the ability of any of the Other Sellers to consummate the transactions contemplated herein.

11.       There are no proceedings under any applicable insolvency or similar laws concerning such Other Seller and no events have occurred which, under Applicable Laws, may result in any such proceedings. None of the Other Sellers are insolvent or bankrupt nor are they unable to pay their respective debts as they fall due.

PART D

BUSINESS REPRESENTATIONS

The Company hereby warrants that each of the Business Representations contained in this Part B of SCHEDULE IV is true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date, save as otherwise provided in the Disclosure Letter.

1.                                      Incorporation

1.1                               The Company is duly incorporated and validly existing under Applicable Law and has all necessary corporate power, authority and capacity to own and deal with its properties and Assets, and to carry on the Business and to enter into this agreement and consummate the transactions contemplated hereby.

1.2                               The copies of the charter documents of the Company delivered to Acquirer are true, correct and complete copies and the Company has complied with all the provisions of its charter documents and, in particular, has not entered into any ultra vires transaction.

1.3                               The Company has the corporate power and authority to own and operate its Assets and properties to carry on its business as currently conducted.

1.4                               The execution and delivery by the Promoter Sellers of the Agreement does not and will not:

(i)                                     constitute a breach or constitute a default under the memorandum of association or articles of association of the Company; or

(ii)                                  result in a material violation or breach of or default under any Applicable Law by which the Promoter Sellers or the Company are bound;

2.                                      Share Capital and Other Corporate Matters

2.1                               As on the date hereof, the authorized share capital of the Company is INR 650,000,000 divided into 120,000,000 Equity Shares of INR 5 each; and 10,000,000 11% Preference Shares of INR 5 each. The paid up share capital of the Company, as on the Execution Date, is INR 501,240,620 divided into 100,248,124 Equity Shares of INR 5 each. Each Equity Share of the Company entitles its holder to exercise 1 (One) vote at general meetings of the Company and the Company has not issued any Equity Shares with disproportionate or differential voting rights. Each issued Equity Share, including each Sale Share, was duly authorized, validly issued, fully paid up and non-assessable. The Sale Shares represent, in the aggregate, not less than 50.1% of the Company’s fully diluted share capital. For purposes of this Agreement, the “fully diluted share capital” of the Company shall include all outstanding Equity Shares and Preference Shares as well as all securities of the Company convertible into Equity Shares or Preference Shares which are available for grant or outstanding (whether vested or unvested). U.S. holders (as defined in Rule 14d-1 promulgated under the Securities Exchange Act of 1934, as amended) do not hold more than 10 percent (10%) of the Equity Shares and do not hold more than 10 percent (10%) of the Preference Shares. Options to purchase an aggregate of 5,452,000 Equity Shares, with a weighted average exercise price of USD 1.7846 per share, were issued and outstanding; an aggregate of 223,329 Equity Shares were reserved for future issuance under the Company’s employee stock option plans and schemes.

2.2                               The Company has not bought back, repaid or redeemed or agreed to buy back, repay or redeem any of its share capital or other convertible equity securities or otherwise reduced or agreed to reduce its share capital or purchased any of its own shares or carried out any transaction having the effect of a share buy-back or reduction of capital.

2.3                               There are no Encumbrances, outstanding options, vested or unvested (including pursuant to any employee stock plans), warrants, rights (including conversion or pre-emption rights) or agreements or understanding (whether or not such agreements or understanding is absolute, revocable, contingent, conditional, oral, written, binding or otherwise) for the subscription or purchase from the Company of any shares in the capital stock of the Company or any securities convertible into or ultimately exchangeable or exercisable for any capital stock of the Company including voting agreements.

2.4                               The Company has no subsidiaries or joint ventures and has not formed an association of persons for Tax purposes, nor does it own any direct or indirect equity, voting or ownership interest in any Person, including Persons that carry on any business that competes with the business as presently conducted other than as set out in the Agreement.

2.5                               The Board is duly elected and validly appointed as per the provisions of the Act and the charter documents and none of the Directors are disqualified to continue as Directors under Applicable Law. Neither Promoter Seller nor any Promoter Seller director nominee has any direct or indirect ownership (a) in any business entity with which the Company is affiliated; or (b) in any business entity that competes with the Company.

2.6                               The Company is complying with all requirements of the Act and its charter documents for validly conducting the meetings of the Board and Shareholders, and has duly reflected the proceedings of the meetings in the respective minutes. The statutory registers and books of the Company have been properly maintained and are up to date in all respects and contain accurate records.

3.                                      Business

There is no agreement or contract (non-compete or otherwise), commitment or any judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has the effect of prohibiting or impairing any material current business practice of the Company, any material acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company in a material way as of the date of the Agreement. There are no outstanding powers of attorney given by the Company and/or the Promoter Sellers to any Person, in relation to the Company.

4.                                      Accounts and Financial Matters

4.1                               The Accounts of the Company have been prepared in accordance with Applicable Law and Indian generally accepted accounting principles and is accordance with the Company’s accounting policies consistently applied, and show a true and fair view of the state of affairs of the Company, and contain all material matters required by Law to be entered in them.

4.2                               Since the Accounts Date, the Company has conducted its business in the ordinary course and consistent with past practices.

4.3                               The business and the financial condition (including the Assets, liabilities and state of affairs) of the Company are truly and fairly provided in the Accounts as on Accounts Date, and there has been no change thereto, other than in the ordinary course of business, and there has been no material change thereto, in any event.

4.4                               The Company does not have liabilities of any nature, whether accrued, absolute, contingent or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), or outstanding borrowing or indebtedness in the nature of borrowing, in any form whatsoever, or any claims outstanding against it, other than as disclosed in the Accounts.

4.5                               The Company does not have any outstanding borrowing or indebtedness in the nature of borrowing, any Encumbrance, or, any transaction in which a Director or a relative of such Director has material interest, or any other material transactions in relation to which such Directors are considered to be interested directors within the meaning of the Act, other than as recorded in the statutory records of the Company. In particular, there are no outstanding loans made by the Company or the Promoter Sellers or to the Company, the Promoter Sellers by, any Director or officer of the Company or any Person connected with any of them, other than as recorded in the statutory records of the Company.

4.6                               There are no outstanding guarantees, sureties or comfort letters (whether or not legally binding) given by or for the benefit of the Company.

4.7                               The Company has not granted or issued or agreed to grant or issue any mortgages, charges, debentures or other securities for money or redeemed or agreed to redeem any such securities.

4.8                               There are no liabilities (contingent or otherwise) not already disclosed in the Accounts that may, arise, accrue and/or attach to Acquirer as a result of the consummation of the transactions contemplated by this Agreement.

4.9                               There are no Encumbrances or other security interests or any other agreements or arrangements having a similar effect, created over any present or future properties, Assets or revenues of the Company whether tangible, intangible or real, of the Company.

4.10                        No event(s) of default has occurred under any of the documents related to any of the indebtedness of the Company or any related security documents (“Loan Documents”), nor has the Company received notice of the same.

4.11                        The audited Accounts for the Financial Years ending March 31, 2013, 2014 and 2015 provided to the Acquirer by the Company and attached hereto as Schedule XI as contemplated under this Agreement have been duly prepared in accordance with Indian GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position, results of operations and cash flows of the Company.

4.12                        The audited Accounts of the Company for the Financial Years ending March 31, 2014 and 2015 provided to the Acquirer by the Company prior to the Closing Date as contemplated under this Agreement have been duly prepared in accordance with US GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position, results of operations and cash flows of the Company (subject to carve out as accepted by the SEC with respect to the product business of Company).

5.                                      Contracts

5.1                               All Material Contracts are in full force and effect and the Company has not received any notice of violation of any of the terms or conditions of any such agreement in any material aspect.

5.2                               Company is not in default of the performance, observance or fulfilment of any of its respective obligations, covenants or conditions contained in any Material Contracts, nor has it received notice of default or requiring cure of any breach or termination from any counterparty under a material contract. To the knowledge of the Company, none of the counterparties to any of the Material Contracts are in default of the performance, observance or fulfilment of any of their respective obligations, covenants or conditions contained in Material Contracts. To the knowledge of the Company, no counterparty has indicated any intention to terminate any such contract prior to the expiration of its term.

5.3                               All Material Contracts have been duly authorised, executed and delivered by the Company and constitutes, to the knowledge of the Company, a valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms.

5.4                               Other than (a) the current Articles; and (b) this Agreement, there are no agreements or understandings to which the Company is a party or by which it is bound which (i) grants direct or indirect management, operational or voting rights or economic interest in the Company to any third Person including any power of attorney with respect to the foregoing; (ii) is a non-competition contract restricting in any way the business activities of the Company; (iii) was entered into outside of the ordinary course of business of the Company; (iv) provides for the sharing of the revenue of the Company with any Party or Third Party; (v) is a contract with any Person relating to the use of the Assets of the Company; or (vi) is adverse to the business or financial condition of the Company.

5.5                               The Company is not a party to any contract with any current or former employee, current or former director or any current or former consultant of the Company or in which any such Person as aforesaid is interested (whether directly or indirectly) nor are any such contracts, arrangements or understanding outstanding or in force other than employment or consultant contracts entered into in the ordinary course of business and which do not include severance or change of control provisions.

5.6                               The Company is not a party to any contract, arrangement or practice which in whole or in part contravenes or is invalidated by any restrictive trade practices, fair trade, consumer protection or similar law or regulations in any jurisdiction or in respect of which any filing, registration or notification is required pursuant to such laws or regulations (whether or not the same has in fact been made).

5.7                               All the documents/agreements relating to the Assets and properties executed by the Company and/or any Person on behalf of the Company are adequately and duly stamped, and registered if so required by Law.

5.8                               There are no agreements, understandings between the Company and any of its key management employees or Directors, other than agreements covering confidentiality and assignment of work inventions and other at-will employment agreements with its employees that do not commit the Company or its Affiliates to severance, termination, acceleration of benefits or other similar payments.

5.9                               There are no known or potential liabilities on account of liquidated damages payable by the Company under any Material Contract.

5.10                        There are no commissions, incentives, discounts payable by the Company under any Material Contract entered into by it.

6.                                      Employees

6.1                               The Company is in compliance with all material obligations imposed on it by Applicable Laws and the terms and conditions of employment affecting employment or engagement of workers relating to the employment of its workers and has maintained current and suitable records regarding the service, terms, and conditions of employment of each of such workers.

6.2                               There are no other benefits that are being provided to the employees and/or the workers including deferred compensation agreement, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Company does not have any employee stock option plans or schemes for its employees.

6.3                               All employee costs are reflected in the audited Accounts which have been delivered to Acquirer and are attached hereto as Schedule XI and no employee receives or is entitled to receive any compensation, salary, benefits, performance incentive from anyone other than the Company. No employee is entitled to any severance or change of control payments.

6.4                               No loans and advances have been made by the Company to its respective employees or to the employees of its related parties.

6.5                               The Company has no collective bargaining agreements, arrangements and other similar understanding with any trade union, staff association or other body representing the employees or workmen of the Company and no labour union has requested or sought to represent any employees, workmen, representatives or agents of the Company. There have neither been any strikes or other labour disputes involving the Company nor are such strikes or similar actions pending or threatened by or against the Company.

6.6                               Neither the Company nor the Promoter Sellers are aware of any key employee or senior executive of the Company intending to terminate her/his employment with the Company nor does the Company have an intention at present to terminate the employment of any key employee or senior executive.

6.7                               The Company has, in relation to each of its employees/workers and (so far as relevant) to each of its former employees/workers:

(a)                                 complied in all respects with its obligations under relevant employment related Applicable Laws and all other statutes and regulations relevant to its relations with each employee/workers or the conditions of service of the employee/worker and has maintained adequate and suitable records regarding the service of the employee/worker;

(b)                                 discharged or adequately provided for in all respects its obligations to pay all salaries, wages, commissions, gratuity payments, provident fund payments, bonuses, overtime pay, holiday pay, sick pay, leave encashments and other benefits of or connected with employment; and

(c)                                 complied in all respects with all its obligations concerning the health and safety at work of each of the employees/worker and has not incurred any liability to any employee/worker in respect of any accident or injury, which is not fully covered by insurance.

7.                                      Assets

7.1                               The Company has good, valid, marketable title and possession without any Encumbrances to each of the Assets, including without limitation each of the assets listed in the most recent balance sheet included in the Accounts.

7.2                               All of the Assets owned by the Company or in respect, of which the Company has a right to use, are in the possession or validly and legally under the control of the Company.

7.3                               Where any Assets are used in the business of the Company but not owned by the Company or any facilities or services are provided to the Company by any third party and such Assets, facilities or services, as the case may be are material for carrying on the business of the Company in the manner it is presently conducted, there has not, to the Knowledge of the Company, occurred any event of default or any other event or circumstance, which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

7.4                               Except as set out in the Disclosure Letter, the Company does not own any immovable property.

7.5                               Insofar as all the immovable properties used by the Company for the purpose of its business are concerned, the usage thereof is as per Applicable Law.

7.6                               All leases, tenancies, licenses and agreements of any nature which the Company is a party are valid, binding and enforceable obligations of the respective parties thereto and the terms thereof have been complied with by the Company and there have occurred no grounds for rescission, avoidance or repudiation of any of the contracts or such leases, tenancies, licenses or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

7.7                               With respect to the properties and Assets which the Company has taken on lease, rent or leave and licence, the Company is not in any material non-compliance with such leases, rental agreements or licences. There does not exist any mortgage, charge, pledge, lien, Encumbrance over all or any of the present or future revenues of the Company or any agreement in this regard. The Company is enjoying the right to quiet and peaceful possession of all of its immovable property and no notice of any disturbance of, or challenge to the Company’s quiet and peaceful possession has been received.

7.8                               In relation to each of the Assets no notices, orders, proposals, applications or requests affecting or relating to any of such Assets have been served or made by any authority on the Company.

7.9                               All significant records and information belonging to the Company or relating to its business (whether or not held in written form) are in the possession and under the direct control of the Company and subject to unrestricted access by it.

7.10                        All Assets of the Company including all debts due to the Company which are included in the Accounts of the Company or have otherwise been represented as being the property of or due to the Company and/or being used by the Company for the purposes of their business are the absolute property of the Company, and/or is being leased to the Company.

8.                                      Insurance

8.1                               The Assets of the Company are adequately insured at the reinstatement written down value as of the Accounts Date and the Company is in material compliance with all terms and conditions contained in the insurance policies and nothing has been done or has been omitted to be done by the Company which could result in any of the Company’s insurance policies being or becoming void, nor has there been any breach of the terms, conditions and warranties of any of the policies that would entitle insurers to decline to pay all or any part of any claim made under the policies. The Company has adequately insured the Assets and the business in accordance with prudent business practices against comprehensive liability, fire, earthquake and other appropriate insurance coverage.

8.2                               In respect of all insurances relating to the Company or its Assets (a) all premiums have been duly paid to date; (b) all the policies are in full force and effect; and (c) no claim is outstanding and no circumstances exist which are likely to give rise to any claim.

9.                                      Compliance with Applicable Law

9.1                               As on the Execution Date, the Company is compliant, in all material respects, with Applicable Laws applicable to the Company and its business and operations.

9.2                               All documents required to be filed with relevant authorities including regulatory authorities have been duly filed without any inordinate delays and the statutory books and the minute books of the Company have been properly written and contain a true and fair record of the matters which should be dealt with in such books under Applicable Law.

9.3                               The Company has all the permits, approvals, authorizations, licenses,

registrations, and consents including Tax registrations necessary for the conduct of its business as currently conducted and such licenses and approvals are valid and existing as of the Effective Date, and Closing Date.

9.4                               The Company is not in breach of or in default under any permits, approvals, authorisations, licenses or registrations, nor is the Company aware of any event or circumstance or any intention or proposal under which any of those licences, permits, approvals are likely to be revoked, terminated or cancelled or (where applicable) not renewed in the ordinary course.

9.5                               None of the Promoter Sellers nor the Company have notice of, nor is a party to, nor affected by, any investigation enquiries, litigation, or any other proceedings, whether of a civil, criminal, administrative or any other nature.

9.6                               No claim for damages or compensation has been made by any Person against any Promoter Sellers or Company, which may adversely affect the transactions contemplated hereby.

9.7                               None of the Promoter Sellers nor the Company have committed:

(i)                                     any criminal or unlawful act involving dishonesty;

(ii)                                  any material breach of trust;

(iii)                               any material breach of contract or statutory duty; or

(iv)                              any act which has had, or with notice or the passage of time could have, a Material Adverse Effect on the business or the Company, or could entitle any Third Party to terminate any contract with the Company.

10.                               Litigation

10.1                        There is no Litigation pending or to the Knowledge of the Promoter Sellers threatened against the Company, which affects the validity or enforceability of the Agreement or any of the transactions contemplated herein.

10.2                        There are no actions, suits, claims, proceedings or investigations pending or threatened against or by the Promoter Sellers or Company at law, in equity or otherwise, and whether civil or criminal in nature in, before, or by, any court, commission, arbitrator or Governmental Agency, and there are no outstanding judgments, decrees or orders of any such court, commission, arbitrator or Governmental Agency.

10.3                        No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated or the Assets of the Company are distributed amongst their creditors and/or shareholders or other contributories) of the Company, and/or for an administration order against the Company and there are no cases or proceedings under any applicable insolvency, reorganisation, or similar Applicable Laws concerning the Company and no events have occurred which, under Applicable Laws, would justify and result in any such cases or proceedings. The Company is not insolvent or bankrupt, or unable to pay its debts as they fall due. No receiver, liquidator, trustee, administrator, custodian or similar official has been appointed in respect of the whole or any part of the business or Assets of the Company and no step has been taken for, or with a view to the appointment of such a Person.

10.4                        The Company is not involved whether as plaintiff or defendant or other party in any demand, claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration and no such demand, claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened  by or against the Company (or any Person for whose acts or defaults the Company may be vicariously liable).

11.                               Intellectual Property

11.1                        The Company is the absolute owner, valid licensee, or authorized user (as the case may be) of all Intellectual Property necessary for its business as is now being operated.

11.2                        (i) no Person is infringing or misappropriating any Intellectual Property of the Company and (ii) no notice or claim alleging that the Company is infringing or misappropriating any Intellectual Property of any other Person has been served on the Company.

11.3                        The use of the Intellectual Properties as is being used by the Company does not and will not infringe and/or breach or affect the intellectual property rights of any Person.

11.4                        All rights in all Intellectual Properties owned or otherwise required for the business as currently conducted are vested in or validly granted to the Company and are not subject to any limit as to time or restriction and all renewal fees and steps required for their maintenance or protection have been paid and taken.

11.5                        There are no legal proceedings including any litigation, arbitration, infringement and/or passing off actions filed against the Company, no litigation, arbitration, infringement and/or passing off actions is proposed and/or threatened to be filed against the Company by any Person and the Company has not received any cease and desist notice so far and is not aware of any circumstance under which such a notice may be issued.

12.                               Taxation

12.1                        Since November 1, 2008, all notices, computations and returns which ought to have been given or made, have been properly and duly submitted by the Company to the relevant Tax authorities and all information, notices, computations and returns submitted to such authorities are true, accurate and complete and are not subject of any dispute. Since November 1, 2008, all records which the Company is required to keep for Tax purposes under Applicable Law have been duly kept and are available for inspection at the premises of the Company.

12.2                        Adequate provision or reserve has been made in the Accounts for all Tax liabilities to be assessed or for which the Company is accountable under Applicable Law.

12.3                        Since November 1, 2008, all tax payments have been duly made without any inordinate delay and the Company has not received any demand imposing liability to pay any penalty, fine, surcharge or interest to any tax authority in connection with any delays relative to tax payments.

12.4                        Since November 1, 2008, the Company has not received any notice challenging the tax benefits under Income Tax Act, 1961, as claimed by the Company and neither the Company nor any of its subsidiaries have done anything that would adversely affect the enjoyment of such benefits.

12.5                        No audit, investigation or other proceeding by a Governmental Agency is pending or being conducted with respect to (a) any Taxes due from or with respect to Company or in relation to the filing of any Tax returns or failure to do so or (b) any of the Company in respect of any pending proceedings under any Tax Laws that have any adverse impact on the Company’s ability to consummate the transactions contemplated herein or that has the effect of creating any charge or lien on the Sale Shares or any Assets of Company in favour of a Governmental Agency.

12.6                        Since November 1, 2008, the Company has complied with all the material requirements as specified under the respective Tax Laws on a proper and timely basis and are correct and none of them is the subject of any dispute with the Indian taxation authorities and all Taxes have been deducted, collected, withheld, deposited and paid and filings with respect to the same have been done and completed in accordance with Law and no Tax Demand has been received or threatened in respect thereof.

12.7                        Since November 1, 2008, the Company has discharged all due and payable sums towards payment of Taxes of any other Persons that they are required to discharge under any applicable contracts, if any.

12.8                        The Company is not subject to Tax in any jurisdiction other than India.

12.9                        The Company has no Tax liability arising out of any matter up to Closing except as adequately reserved for on the most recent balance sheet included in the Accounts.

12.10                 With respect to any period for which Tax returns are not yet due and thus have not been filed, or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in its books and records and in accordance with Indian GAAP and applicable Laws, including the Accounts prepared by the Company.

12.11                 Since November 1, 2008 Company has not paid or become liable to pay any material interest, penalty, surcharge or fine relating to any applicable Taxes. Since November 1, 2008 the Company has not been subject to and the Company is not currently subject to any investigation, audit or search and/or seizure by any revenue authority.

12.12                 Since November 1, 2008, no relief (whether by way of deduction, reduction,

set-off, exemption, postponement, roll-over, hold-over, repayment or allowance or otherwise) from, against or in respect of any taxation has been claimed and/or given to the Company which could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of the transaction contemplated under this Agreement and/or as a result of any act, omission, event or circumstance arising or occurring at or at any time before completion of the transaction contemplated hereunder.

13.                               Related Party Transactions

13.1                        The Company has not entered into any contract, arrangement, agreement or transaction with any of the related parties or any Affiliate or any Seller other than this Agreement.

13.2                        There are no subsisting contracts or arrangements entered into by the Company which contravene Sections 185 or 186 the Companies Act, 2013.

13.3                        Save and except as provided in this Agreement, the Company does not own, nor has agreed to acquire or dispose, any Asset, nor are receiving or have agreed to receive or provide any services or facilities (including, without limitation, the benefit of any license or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value, or otherwise than on an arm’s length basis.

13.4                        No corporate guarantees have been issued by the Company for the benefit of any of its related parties and there are no reimbursement arrangements/agreements between the Company and any of the related parties in relation to corporate guarantees issued by such related parties for the benefit of the Company or otherwise.

14.                               Compliance with Anti-Corruption Laws

14.1                        Neither the Company nor any of its Subsidiaries (the “Company Group”) nor the Promoters or any of its subsidiaries, nor any of their or the Company Group’s respective officers, directors, employees, agents and other persons acting on their behalf (collectively, and together with the Company, the “Covered Persons”), have taken or will take any act that would cause the Company or its Subsidiaries or the Promoters or the Investor to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the (India) Prevention of Corruption Act, 1988, as amended, or any other anti-corruption or anti-bribery laws or regulations applicable to the Company Group (collectively, the “Anti-Corruption Laws”);

14.2                        Without limiting the generality of the foregoing, no Covered Person has taken or will take any act in furtherance of a payment, offer, promise to pay, or authorization or ratification of a payment of any gift, money or anything of value to:

a)             An official of any Government Agency (“Government Official”), or

b)             any person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official,

in order to influence any action or decision of the Government Official, or to induce the Government Official to use his or her influence with any government or Government Official to affect or influence any official act, or to obtain or retain business or to secure an improper advantage (e.g., to obtain a tax rate lower than permitted by law);

14.3                        The Company has no knowledge of any investigation of, or request for information from, the Company Group by law enforcement officials regarding a violation or potential violation of any Anti-Corruption Law;

14.4                        The Company Group has received no allegation and conducted no internal investigation related to a violation or potential violation of the Anti-Corruption Laws;

14.5                        The Company Group does not have information that would lead a reasonable person to believe that there is a reasonable likelihood that any Person has made any payment in violation of any Anti-Corruption Law on behalf of or for the benefit of the Company Group;

14.6                        The Company Group has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws; and

14.7                        None of the officers, directors, employees, agents of the Company Group are or were Government Officials, except as has been disclosed to the Acquirer prior to the Execution Date and in the Disclosure Letter;

14.8                        The Company has and will:

(i)             maintain its books and records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of their assets, and

(ii)          maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

a.              transactions are executed and access to assets is given only in accordance with management’s authorization,

b.              transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability of corporate assets; and

c.               recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any discrepancies between recorded and actual assets.

14.9                        No director or officer of the Company Group has made or caused to be made false or misleading statements to, or has attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the Accounts.

14.10                 None of the Company Group’s key licenses, permits, or land use or development rights were obtained in violation of applicable laws and regulations, including anti-corruption laws.

14.11                 The operations of the Company Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, but not limited to any applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Group with respect to the Money Laundering Laws is pending or threatened.

15.                               Information

All information, which is provided to the Acquirer including any statement made or certificate issued in relation to the Company, is, in all material aspects true, correct and accurate and not misleading. There are no material facts or circumstances in relation to the business, the Company and the Promoter Sellers or the transactions contemplated in this Agreement which have not been fully and fairly disclosed in writing and which if disclosed might reasonably have been expected to affect the decision of Acquirer to enter into this Agreement.

PART E

ACQUIRER REPRESENTATIONS

The Acquirer hereby warrants, solely with respect to itself, that each of the Acquirer Representations contained in this Part E of SCHEDULE IV is true and correct on and as of the Execution Date and shall be true and correct on and as of the Closing Date.

1.                                      The Agreement has been duly and validly executed and constitutes a valid and legally binding obligation as against the Acquirer, enforceable in accordance with its terms. The Acquirer has the legal right, power and authority, including corporate authority, as applicable, to enter into, deliver and perform this Agreement and any other documents executed by it pursuant to or in connection with the transaction contemplated under this Agreement. Subject to Applicable Laws, this Agreement when executed by the Acquirer and assuming due execution by the other parties thereto, will constitute valid and binding obligations of such Acquirer and shall be enforceable against such Acquirer in accordance with its terms.

2.                                      The execution, delivery and the performance (or any of the foregoing), by the Acquirer of this Agreement and its obligations hereunder in relation to the transactions contemplated herein will not (as applicable):

a)             breach or constitute a default under the charter documents of such Acquirer;

b)             conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement or arrangement (oral or written) to which the Acquirer is a party or by which the Acquirer is bound;

c)              result in a violation or breach of or default under any applicable Law;

d)             constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other Applicable Law for the protection of debtors or creditors;

e)              require the Acquirer to obtain any consent or approval from any Governmental Agency or any other authority in a relevant jurisdiction except as otherwise specifically stated in this Agreement; and

f)               violate any order, decree or judgement against, or binding upon, such Acquirer.

3.                                      No insolvency proceedings of any nature, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Acquirer is pending or threatened, and the Acquirer has not made any assignments for the benefit of its creditors or taken any action in contemplation of, or which would constitute the basis for, the institution of any insolvency proceedings.

4.                                      The Acquirer has, or as of the Closing will have, necessary monetary resources through verifiable means for fulfilling its payment obligations to complete the Transaction as contemplated under this Agreement.